Exhibit 99.1

Blackstone Reports Third Quarter 2026 Results

New York, October 22, 2026: Blackstone (NYSE:BX) today reported its third quarter 2026 results.

Stephen A. Schwarzman, Chairman and Chief Executive Officer, said, “Blackstone delivered strong third-quarter results amid a volatile external environment. Our flagship strategies outperformed comparable public market indices and inflows reached $63 billion, with positive momentum across our major fund-raising channels. We’ve established leading platforms to address the key investment themes powering the global economy and markets today – including AI and energy infrastructure – which gives our investors unique access to remarkable opportunities.”

Blackstone issued a full detailed presentation of its third quarter 2026 results, which can be viewed at www.blackstone.com.

Dividend

Blackstone has declared a quarterly dividend of $1.12 per share to record holders of common stock at the close of business on November 2, 2026. This dividend will be paid on November 9, 2026.

Quarterly Investor Call Details

Blackstone will host its third quarter 2026 investor conference via public webcast on October 22, 2026, at 9:00 a.m. ET. To register, please use the following link:

https://event.webcasts.com/starthere.jsp?ei=1777525&tp_key=e1c5d41eb8. For those unable to listen to the live

Blackstone

345 Park Avenue, New York, NY 10154

T 212 583 5000

www.blackstone.com

broadcast, there will be a webcast replay on the Shareholders section of Blackstone’s website at https://ir.blackstone.com/.

About Blackstone

Blackstone is the world’s largest alternative asset manager. Blackstone seeks to deliver compelling returns for institutional and individual investors by strengthening the companies in which the firm invests. Blackstone’s nearly $1.4 trillion in assets under management include global investment strategies focused on real estate, private equity, credit, infrastructure, life sciences, growth equity, secondaries and hedge funds. Further information is available at www.blackstone.com. Follow @blackstone on LinkedIn, X (Twitter), and Instagram.

Forward-Looking Statements

This presentation may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to, among other things, our operations, taxes, earnings and financial performance, share repurchases and dividends. You can identify these forward-looking statements by the use of words such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “scheduled,” “estimates,” “anticipates,” “opportunity,” “leads,” “forecast,” “possible” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, as such factors may be updated from time to time in our subsequent filings with the United States Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report and in our other periodic filings. The forward-looking statements speak only as of the date of this report, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This presentation does not constitute an offer of any Blackstone Fund.

Investor and Media Relations Contacts

Weston Tucker Blackstone Tel: +1 (212) 583-5231 tucker@blackstone.com	Christine Anderson Blackstone Tel: +1 (212) 583-5182 christine.anderson@blackstone.com

Blackstone’s Third

Quarter 2026 Earnings

OCTOBER 22, 2026

BLACKSTONE’S THIRD QUARTER 2026 GAAP RESULTS

▪	GAAP Net Income was $1.3 billion for the quarter and $4.9 billion year-to-date (“YTD”). GAAP Net Income Attributable to Blackstone Inc. was $662 million for the quarter and $2.5 billion YTD.

($ in thousands, except per share data) (unaudited)	3Q’25	3Q’26	3Q’25 YTD	3Q’26 YTD	3Q’25 LTM	3Q’26 LTM

Revenues

Management and Advisory Fees, Net	$2,056,248	$2,178,108	$5,996,060	$6,592,734	$7,875,641	$8,672,275

Incentive Fees	200,675	172,729	587,914	497,228	992,658	887,516

Performance Allocations	781,478	204,637	2,749,832	3,543,577	3,256,982	5,099,051

Principal Investments	(86,006)	369,729	720,811	648,153	757,800	873,278

Interest and Dividend Revenue	107,538	125,941	305,347	368,105	403,894	478,851

Other	28,702	11,744	(269,971)	74,664	(114,417)	73,762

Total Revenues	$3,088,635	$3,062,888	$10,089,993	$11,724,461	$13,172,558	$16,084,733

Expenses

Compensation and Benefits	1,230,759	1,066,272	4,084,129	4,624,822	5,123,332	6,161,222

General, Administrative and Other	383,580	416,358	1,076,770	1,198,289	1,415,856	1,646,067

Interest Expense	126,288	132,936	380,225	415,012	495,757	543,101

Fund Expenses	10,060	9,733	36,598	25,081	42,894	37,699

Total Expenses	$1,750,687	$1,625,299	$5,577,722	$6,263,204	$7,077,839	$8,388,089

Other Income	$108,634	$93,418	$302,539	$333,259	$281,368	$454,708

Income Before Provision for Taxes	$1,446,582	$1,531,007	$4,814,810	$5,794,516	$6,376,087	$8,151,352

Provision for Taxes	209,657	258,564	742,978	908,100	975,429	1,290,145

Net Income	$1,236,925	$1,272,443	$4,071,832	$4,886,416	$5,400,658	$6,861,207

Redeemable NCI in Consolidated Entities	29,008	3,486	55,117	29,650	55,423	20,033

Non-Redeemable NCI in Consolidated Entities	583,000	606,585	2,012,702	2,315,476	2,637,349	3,284,683

Net Income Attributable to Blackstone Inc.	$624,917	$662,372	$2,004,013	$2,541,290	$2,707,886	$3,556,491

Net Income Per Share of Common Stock, Basic	$0.80	$0.83	$2.57	$3.20	$3.49	$4.49

Net Income Per Share of Common Stock, Diluted	$0.80	$0.83	$2.57	$3.19	$3.49	$4.49

Throughout this presentation, all current period amounts are preliminary and unaudited. Totals may not add due to rounding. See pages 36-38, Definitions and Dividend Policy, for definitions of terms used throughout this presentation. NCI means non-controlling interests.	Blackstone | 1

BLACKSTONE’S THIRD QUARTER 2026 HIGHLIGHTS

Financial Measures

▪  Fee Related Earnings (“FRE”) of $1.6 billion ($1.26/share) in the quarter

–

FRE was $6.4 billion over the last twelve months (“LTM”) ($5.20/share)

▪  Distributable Earnings (“DE”) of $1.7 billion ($1.32/share) in the quarter

–

DE was $7.7 billion over the LTM ($5.95/share)

▪  Net Accrued Performance Revenues of $7.3 billion ($5.84/share)

Capital Metrics

▪  Total Assets Under Management (“AUM”) of $1,368.3 billion

–

Fee-Earning AUM of $989.7 billion

–

Perpetual Capital AUM of $562.3 billion

▪  Inflows of $63.3 billion in the quarter and $271.6 billion over the LTM

▪  Deployment of $30.1 billion in the quarter and $142.0 billion over the LTM

▪  Realizations of $33.1 billion in the quarter and $147.0 billion over the LTM

Capital Returned to Shareholders

▪  Dividend of $1.12 per common share payable on November 9, 2026

–

Dividends of $5.06 per common share over the LTM

▪  Repurchased 0.2 million common shares in the quarter and 0.8 million common shares over the LTM

▪  $1.5 billion to be distributed to shareholders with respect to the quarter and $6.7 billion over the LTM through dividends and share repurchases

Blackstone | 2

BLACKSTONE’S THIRD QUARTER 2026 SEGMENT EARNINGS

($ in thousands, except per share data)	3Q’25	3Q’26	% Change vs. 3Q’25	3Q’25 YTD	3Q’26 YTD	% Change vs. 3Q’25 YTD

Management and Advisory Fees, Net	$2,041,820	$2,159,457	6%	$5,953,830	$6,542,561	10%

Fee Related Performance Revenues	453,018	540,129	19%	1,218,983	1,821,618	49%

Fee Related Compensation	(658,091)	(745,083)	13%	(1,975,389)	(2,354,682)	19%

Other Operating Expenses	(356,070)	(382,451)	7%	(995,188)	(1,106,036)	11%

Fee Related Earnings	$1,480,677	$1,572,052	6%	$4,202,236	$4,903,461	17%

Realized Performance Revenues	744,953	464,386	(38)%	1,758,097	1,975,765	12%

Realized Performance Compensation	(302,642)	(185,452)	(39)%	(780,190)	(893,632)	15%

Realized Principal Investment Income	62,535	52,599	(16)%	209,866	112,071	(47)%

Net Realizations	504,846	331,533	(34)%	1,187,773	1,194,204	1%

Total Segment Distributable Earnings	$1,985,523	$1,903,585	(4)%	$5,390,009	$6,097,665	13%

Distributable Earnings	$1,889,487	$1,715,678	(9)%	$4,866,055	$5,457,765	12%

Additional Metrics:

Net Income Per Share of Common Stock, Basic	$0.80	$0.83	4%	$2.57	$3.20	25%

FRE per Share	$1.20	$1.26	5%	$3.42	$3.95	15%

DE per Common Share	$1.52	$1.32	(13)%	$3.82	$4.20	10%

Total Segment Revenues	$3,302,326	$3,216,571	(3)%	$9,140,776	$10,452,015	14%

Total Assets Under Management	$1,241,731,296	$1,368,346,601	10%	$1,241,731,296	$1,368,346,601	10%

Fee-Earning Assets Under Management	$906,221,028	$989,664,711	9%	$906,221,028	$989,664,711	9%

Fee Related Earnings per Share is based on end of period DE Shares Outstanding (see page 24, Share Summary). DE per Common Share is based on DE Attributable to Common Shareholders (see page 23, Shareholder Dividends) and end of period Participating Common Shares outstanding. YTD FRE per Share and DE per Common Share amounts represent the sum of the last three quarters. See pages 32-33 for the Reconciliation of GAAP to Total Segments.	Blackstone | 3

INVESTMENT PERFORMANCE AND NET ACCRUED PERFORMANCE REVENUES

▪	Realized distributions across strategies led to lower Net Accrued Performance Revenues quarter-over-quarter of $7.3 billion ($5.84/share).

Investment Performance

(appreciation / gross returns)

	3Q’26	3Q’26 LTM

Real Estate

Opportunistic	(3.2)%	(4.0)%

Core+	1.6%	4.3%

Private Equity

Corporate Private Equity	2.8%	14.7%

Tactical Opportunities	2.2%	8.9%

Secondaries	4.3%	9.3%

Infrastructure	6.4%	28.9%

Credit & Insurance

Private Credit	2.6%	6.7%

Liquid Credit	1.5%	3.7%

Multi-Asset Investing

Absolute Return Composite	0.5%	12.8%

Net Accrued Performance Revenues

($ in millions)

Investment Performance represents fund appreciation for Real Estate and Private Equity and gross returns for Credit & Insurance and Multi-Asset Investing. Secondaries appreciation excludes GP Stakes. Private Credit net returns were 1.8% and 3.9% for 3Q’26 and 3Q’26 LTM, respectively. Liquid Credit net returns were 1.4% and 3.2% for 3Q’26 and 3Q’26 LTM, respectively. Absolute Return Composite net returns were 0.3% and 11.5% for 3Q’26 and 3Q’26 LTM, respectively. See notes on page 34 for additional details on these strategies and our investment performance.	Blackstone | 4

CAPITAL METRICS – ADDITIONAL DETAIL

▪	Inflows were $63.3 billion in the quarter, bringing LTM inflows to $271.6 billion.

▪	Deployed $30.1 billion in the quarter and $142.0 billion over the LTM.

–	Committed an additional $17.0 billion that was not yet deployed in the quarter.

▪	Realizations were $33.1 billion in the quarter and $147.0 billion over the LTM.

	Inflows		Capital Deployed		Realizations

($ in millions)	3Q’26	3Q’26 LTM	3Q’26	3Q’26 LTM	3Q’26	3Q’26 LTM

Real Estate	$6,298	$29,577	$6,075	$24,354	$6,999	$29,300

Opportunistic	712	2,944	1,764	8,070	3,136	11,162

Core+	3,325	14,200	787	3,271	2,140	8,424

Debt Strategies	2,261	12,434	3,524	13,013	1,723	9,714

Private Equity	12,627	77,821	8,842	50,682	9,839	46,228

Corporate Private Equity	4,564	34,942	4,190	28,193	4,600	24,772

Tactical Opportunities	1,293	4,371	641	2,799	2,352	7,387

Secondaries	3,080	25,144	1,950	13,241	1,836	10,548

Infrastructure	3,690	13,364	2,062	6,449	1,050	3,522

Credit & Insurance	35,796	142,795	13,413	62,122	15,423	68,183

Multi-Asset Investing	8,590	21,436	1,758	4,837	874	3,291

Total Blackstone	$63,311	$271,629	$30,088	$141,995	$33,135	$147,002

Corporate Private Equity also includes Life Sciences, Growth, BTAS, and BXPE. AUM and related capital metrics are reported in the segment where the assets are managed.	Blackstone | 5

ASSETS UNDER MANAGEMENT

▪	Total AUM increased to $1,368.3 billion, up 10% year-over-year, with $63.3 billion of inflows in the quarter and $271.6 billion over the LTM.

▪	Fee-Earning AUM of $989.7 billion was up 9% year-over-year, with $55.4 billion of inflows in the quarter and $184.8 billion over the LTM.

▪	Perpetual Capital AUM reached $562.3 billion, up 12% year-over-year.

–	Fee-Earning Perpetual Capital AUM increased to $469.5 billion, representing 47% of Fee-Earning AUM.

Multi-Asset Investing had $286 million and $907 million of Perpetual Capital AUM as of 3Q’25 and 3Q’26, respectively.	Blackstone | 6

ADDITIONAL CAPITAL DETAIL

▪	Invested Performance Eligible AUM reached $662.8 billion at quarter end, up 8% year-over-year.

▪	Total Dry Powder of $228.9 billion available for future investments.

Invested Performance Eligible AUM represents the fair value of invested assets that are eligible to earn performance revenues.	Blackstone | 7

Segment Highlights

Blackstone | 8

SEGMENT DISTRIBUTABLE EARNINGS COMPOSITION

▪	3Q’26 Total Segment Distributable Earnings were $1.9 billion.

▪	LTM Total Segment Distributable Earnings were $8.6 billion.

Segment Distributable Earnings

($ in millions)

Blackstone | 9

REAL ESTATE

▪	Total AUM: $309.0 billion with inflows of $6.3 billion in the quarter and $29.6 billion over the LTM.

–	Inflows in the quarter included $2.3 billion in BREDS, primarily from insurance SMAs, and $1.3 billion of capital raised in BREIT.

▪	Capital Deployed: $6.1 billion in the quarter, including BREP’s acquisition of the Hyatt Regency Embarcadero in San Francisco, and $24.4 billion over the LTM.

–	Committed an additional $1.6 billion in the quarter, including an investment in a large European hotel owner by BREP.

▪	Realizations: $7.0 billion in the quarter, including BREP’s realizations in India office and Japan logistics and hotels, and $29.3 billion over the LTM.

▪	Appreciation: Opportunistic funds declined (3.2)% in the quarter and (4.0)% over the LTM; Core+ funds appreciated 1.6% in the quarter and 4.3% over the LTM.

			% Change			% Change

($ in thousands)	3Q’25	3Q’26	vs. 3Q’25	3Q’25 YTD	3Q’26 YTD	vs. 3Q’25 YTD

Management and Advisory Fees, Net	$688,799	$628,812	(9)%	$2,100,939	$2,033,370	(3)%

Fee Related Performance Revenues	124,647	160,551	29%	252,040	556,267	121%

Fee Related Compensation	(168,377)	(196,045)	16%	(509,111)	(651,350)	28%

Other Operating Expenses	(95,228)	(94,083)	(1)%	(265,557)	(278,907)	5%

Fee Related Earnings	$549,841	$499,235	(9)%	$1,578,311	$1,659,380	5%

Realized Performance Revenues	132,792	99,924	(25)%	195,389	352,866	81%

Realized Performance Compensation	(69,623)	(49,489)	(29)%	(102,532)	(157,704)	54%

Realized Principal Investment Income	5,303	3,982	(25)%	8,449	1,837	(78)%

Net Realizations	68,472	54,417	(21)%	101,306	196,999	94%

Segment Distributable Earnings	$618,313	$553,652	(10)%	$1,679,617	$1,856,379	11%

Segment Revenues	$951,541	$893,269	(6)%	$2,556,817	$2,944,340	15%

Total AUM	$320,490,495	$308,995,068	(4)%	$320,490,495	$308,995,068	(4)%

Fee-Earning AUM	$282,579,289	$277,822,726	(2)%	$282,579,289	$277,822,726	(2)%

See notes on page 34.	Blackstone | 10

PRIVATE EQUITY

▪	Total AUM: Increased 18% to $465.4 billion with inflows of $12.6 billion in the quarter and $77.8 billion over the LTM.

–	Inflows in the quarter included $3.7 billion in Infrastructure, $3.1 billion in Secondaries, primarily from the tenth flagship Secondaries strategy and the ninth Secondaries Real Estate strategy, and $2.5 billion for the fifth energy transition fund.

–	$2.9 billion of capital raised for BXPE and $1.1 billion of capital raised for BXINFRA.

▪	Capital Deployed: $8.8 billion in the quarter, including Urbaser, Falcata, and Eurowind Energy, and $50.7 billion over the LTM.

–	Committed an additional $8.6 billion in the quarter, including Flow Control Holdings and Safe Harbor Marinas.

▪	Realizations: $9.8 billion in the quarter, including Recognition Music Group, Ennovi, and SP.LINKS, and $46.2 billion over the LTM.

▪	Appreciation: Corporate Private Equity appreciated 2.8% in the quarter and 14.7% over the LTM.

–	Tactical Opportunities appreciated 2.2% in the quarter and 8.9% over the LTM; Secondaries appreciated 4.3% in the quarter and 9.3% over the LTM; Infrastructure appreciated 6.4% in the quarter and 28.9% over the LTM.

			% Change			% Change

($ in thousands)	3Q’25	3Q’26	vs. 3Q’25	3Q’25 YTD	3Q’26 YTD	vs. 3Q’25 YTD

Management and Advisory Fees, Net	$717,390	$838,078	17%	$2,045,480	$2,434,580	19%

Fee Related Performance Revenues	126,652	215,181	70%	379,887	777,265	105%

Fee Related Compensation	(231,915)	(295,205)	27%	(702,159)	(895,546)	28%

Other Operating Expenses	(120,743)	(139,111)	15%	(335,937)	(383,554)	14%

Fee Related Earnings	$491,384	$618,943	26%	$1,387,271	$1,932,745	39%

Realized Performance Revenues	559,383	285,498	(49)%	1,318,436	1,414,294	7%

Realized Performance Compensation	(205,967)	(102,408)	(50)%	(573,932)	(648,148)	13%

Realized Principal Investment Income	26,686	11,059	(59)%	55,721	81,359	46%

Net Realizations	380,102	194,149	(49)%	800,225	847,505	6%

Segment Distributable Earnings	$871,486	$813,092	(7)%	$2,187,496	$2,780,250	27%

Segment Revenues	$1,430,111	$1,349,816	(6)%	$3,799,524	$4,707,498	24%

Total AUM	$395,607,045	$465,427,514	18%	$395,607,045	$465,427,514	18%

Fee-Earning AUM	$235,003,905	$286,312,835	22%	$235,003,905	$286,312,835	22%

See notes on page 35.	Blackstone | 11

CREDIT & INSURANCE

▪	Total AUM: Increased 11% to $480.0 billion with inflows of $35.8 billion in the quarter and $142.8 billion over the LTM.

–	Inflows in the quarter included $18.0 billion for the infrastructure and asset based credit strategies, inclusive of $16.5 billion for insurance SMAs, and $11.9 billion for the global direct lending strategy.

–	Closed 3 new CLOs (2 European and 1 U.S.) for $1.3 billion.

▪	Capital Deployed: $13.4 billion in the quarter, driven by infrastructure and asset based credit strategies and U.S. direct lending, including transactions with Williams and Air Canada, and $62.1 billion over the LTM.

–	Committed an additional $5.8 billion in the quarter.

▪	Realizations: $15.4 billion in the quarter and $68.2 billion over the LTM.

▪	Returns: Private Credit gross return of 2.6% (1.8% net) and Liquid Credit gross return of 1.5% (1.4% net) in the quarter.

–	Private Credit gross return of 6.7% (3.9% net) and Liquid Credit gross return of 3.7% (3.2% net) over the LTM.

			% Change			% Change

($ in thousands)	3Q’25	3Q’26	vs. 3Q’25	3Q’25 YTD	3Q’26 YTD	vs. 3Q’25 YTD

Management and Advisory Fees, Net	$497,175	$524,412	5%	$1,414,846	$1,605,655	13%

Fee Related Performance Revenues	201,719	164,397	(19)%	587,056	488,086	(17)%

Fee Related Compensation	(218,425)	(205,399)	(6)%	(640,348)	(669,460)	5%

Other Operating Expenses	(113,120)	(120,298)	6%	(316,824)	(359,265)	13%

Fee Related Earnings	$367,349	$363,112	(1)%	$1,044,730	$1,065,016	2%

Realized Performance Revenues	40,124	58,467	46%	219,114	148,133	(32)%

Realized Performance Compensation	(21,123)	(25,261)	20%	(92,051)	(60,204)	(35)%

Realized Principal Investment Income	29,855	36,668	23%	143,558	26,341	(82)%

Net Realizations	48,856	69,874	43%	270,621	114,270	(58)%

Segment Distributable Earnings	$416,205	$432,986	4%	$1,315,351	$1,179,286	(10)%

Segment Revenues	$768,873	$783,944	2%	$2,364,574	$2,268,215	(4)%

Total AUM	$432,315,679	$479,995,343	11%	$432,315,679	$479,995,343	11%

Fee-Earning AUM	$305,193,225	$322,111,989	6%	$305,193,225	$322,111,989	6%

Blackstone | 12

MULTI-ASSET INVESTING

▪	Total AUM: Increased 22% to $113.9 billion with inflows of $8.6 billion in the quarter and $21.4 billion over the LTM.

▪	Returns: Absolute Return Composite gross return of 0.5% in the quarter (0.3% net), outperforming the HFRX Global Hedge Fund Index, which was (0.8)%.

–	Absolute Return benefited from positive performance across strategies, including quantitative and credit during the quarter.

–	Gross return of 12.8% over the LTM (11.5% net), outperforming a 5.4% return for the HFRX Global Hedge Fund Index, with significantly less volatility than the broader markets.

			% Change			% Change

($ in thousands)	3Q’25	3Q’26	vs. 3Q’25	3Q’25 YTD	3Q’26 YTD	vs. 3Q’25 YTD

Management and Advisory Fees, Net	$138,456	$168,155	21%	$392,565	$468,956	19%

Fee Related Compensation	(39,374)	(48,434)	23%	(123,771)	(138,326)	12%

Other Operating Expenses	(26,979)	(28,959)	7%	(76,870)	(84,310)	10%

Fee Related Earnings	$72,103	$90,762	26%	$191,924	$246,320	28%

Realized Performance Revenues	12,654	20,497	62%	25,158	60,472	140%

Realized Performance Compensation	(5,929)	(8,294)	40%	(11,675)	(27,576)	136%

Realized Principal Investment Income	691	890	29%	2,138	2,534	19%

Net Realizations	7,416	13,093	77%	15,621	35,430	127%

Segment Distributable Earnings	$79,519	$103,855	31%	$207,545	$281,750	36%

Segment Revenues	$151,801	$189,542	25%	$419,861	$531,962	27%

Total AUM	$93,318,077	$113,928,676	22%	$93,318,077	$113,928,676	22%

Fee-Earning AUM	$83,444,609	$103,417,161	24%	$83,444,609	$103,417,161	24%

Blackstone | 13

Supplemental Details

Blackstone | 14

TOTAL SEGMENTS

($ in thousands)	3Q’25	4Q’25	1Q’26	2Q’26	3Q’26	3Q’25 YTD	3Q’26 YTD

Base Management Fees	$1,919,702	$1,945,364	$1,952,414	$1,960,897	$1,992,046	$5,603,493	$5,905,357

Transaction, Advisory and Other Fees, Net	156,211	149,621	211,697	321,156	209,856	433,210	742,709

Management Fee Offsets	(34,093)	(32,766)	(31,303)	(31,757)	(42,445)	(82,873)	(105,505)

Total Management and Advisory Fees, Net	2,041,820	2,062,219	2,132,808	2,250,296	2,159,457	5,953,830	6,542,561

Fee Related Performance Revenues	453,018	606,445	488,098	793,391	540,129	1,218,983	1,821,618

Fee Related Compensation	(658,091)	(715,312)	(729,470)	(880,129)	(745,083)	(1,975,389)	(2,354,682)

Other Operating Expenses	(356,070)	(418,051)	(343,455)	(380,130)	(382,451)	(995,188)	(1,106,036)

Fee Related Earnings	$1,480,677	$1,535,301	$1,547,981	$1,783,428	$1,572,052	$4,202,236	$4,903,461

Realized Performance Revenues	744,953	1,057,432	780,494	730,885	464,386	1,758,097	1,975,765

Realized Performance Compensation	(302,642)	(310,405)	(364,056)	(344,124)	(185,452)	(780,190)	(893,632)

Realized Principal Investment Income	62,535	209,877	31,973	27,499	52,599	209,866	112,071

Total Net Realizations	$504,846	$956,904	$448,411	$414,260	$331,533	$1,187,773	$1,194,204

Total Segment Distributable Earnings	$1,985,523	$2,492,205	$1,996,392	$2,197,688	$1,903,585	$5,390,009	$6,097,665

Distributable Earnings	$1,889,487	$2,244,809	$1,764,838	$1,977,249	$1,715,678	$4,866,055	$5,457,765

Additional Metrics:

Total Segment Revenues	$3,302,326	$3,935,973	$3,433,373	$3,802,071	$3,216,571	$9,140,776	$10,452,015

Total Assets Under Management	$1,241,731,296	$1,274,931,234	$1,304,017,634	$1,346,263,835	$1,368,346,601	$1,241,731,296	$1,368,346,601

Fee-Earning Assets Under Management	$906,221,028	$921,674,454	$937,596,454	$961,592,654	$989,664,711	$906,221,028	$989,664,711

Blackstone | 15

ASSETS UNDER MANAGEMENT - ROLLFORWARD

Total AUM Rollforward

($ in millions)

	Three Months Ended September 30, 2026					Twelve Months Ended September 30, 2026

	Real Estate	Private Equity	Credit & Insurance	Multi-Asset Investing	Total	Real Estate	Private Equity	Credit & Insurance	Multi-Asset Investing	Total

Beginning Balance	$314,150	$454,152	$469,317	$108,644	$1,346,264	$320,490	$395,607	$432,316	$93,318	$1,241,731

Inflows	6,298	12,627	35,796	8,590	63,311	29,577	77,821	142,795	21,436	271,629

Outflows	(1,018)	(1,125)	(9,140)	(2,752)	(14,036)	(8,394)	(5,953)	(31,861)	(9,290)	(55,498)

Net Flows	5,279	11,502	26,656	5,838	49,275	21,183	71,868	110,934	12,146	216,131

Realizations	(6,999)	(9,839)	(15,423)	(874)	(33,135)	(29,300)	(46,228)	(68,183)	(3,291)	(147,002)

Market Activity	(3,435)	9,612	(555)	320	5,943	(3,379)	44,181	4,928	11,756	57,486

Ending Balance	$308,995	$465,428	$479,995	$113,929	$1,368,347	$308,995	$465,428	$479,995	$113,929	$1,368,347

% Change	(2)%	2%	2%	5%	2%	(4)%	18%	11%	22%	10%

Fee-Earning AUM Rollforward

($ in millions)

	Three Months Ended September 30, 2026					Twelve Months Ended September 30, 2026

	Real Estate	Private Equity	Credit & Insurance	Multi-Asset Investing	Total	Real Estate	Private Equity	Credit & Insurance	Multi-Asset Investing	Total

Beginning Balance	$277,420	$267,818	$318,241	$98,114	$961,593	$282,579	$235,004	$305,193	$83,445	$906,221

Inflows	6,558	22,049	19,509	7,322	55,437	23,646	66,111	75,492	19,575	184,823

Outflows	(1,042)	(3,517)	(5,460)	(1,518)	(11,538)	(5,475)	(14,882)	(24,097)	(7,481)	(51,935)

Net Flows	5,516	18,531	14,048	5,804	43,899	18,170	51,229	51,394	12,094	132,888

Realizations	(5,179)	(4,556)	(8,666)	(808)	(19,210)	(23,080)	(19,218)	(35,661)	(3,067)	(81,027)

Market Activity	66	4,520	(1,511)	307	3,382	154	19,298	1,186	10,946	31,583

Ending Balance	$277,823	$286,313	$322,112	$103,417	$989,665	$277,823	$286,313	$322,112	$103,417	$989,665

% Change	0%	7%	1%	5%	3%	(2)%	22%	6%	24%	9%

Inflows include contributions, capital raised, other increases in available capital (recallable capital and increased side-by-side commitments), purchases, inter-segment allocations and acquisitions. Outflows represent redemptions, client withdrawals and decreases in available capital (expired capital, expense drawdowns and decreased side-by-side commitments). Realizations represent realization proceeds from the disposition or other monetization of assets, current income or capital returned to investors from CLOs. Market Activity includes realized and unrealized gains (losses) on portfolio investments and the impact of foreign exchange rate fluctuations. AUM is reported in the segment where the assets are managed.	Blackstone | 16

DECONSOLIDATED BALANCE SHEET HIGHLIGHTS

▪	At September 30, 2026, Blackstone had $13.2 billion in total cash, cash equivalents, corporate treasury, and other investments and $23.5 billion of cash and net investments, or $18.91 per share.

▪	Blackstone has a $4.3 billion credit revolver ($3.6 billion undrawn) and maintains A+/A+ ratings.

($ in millions)	3Q’26

Cash and Cash Equivalents	$3,038

Corporate Treasury and Other Investments	10,155

GP/Fund Investments	3,061

Net Accrued Performance Revenues	7,263

Cash and Net Investments	$23,517

Outstanding Debt (at par)	13,076

Cash and Net Investments

(per share)

A+ / A+

rated by S&P and Fitch

$4.3B

credit revolver with

October 2030 maturity

$13.2B

total cash, corporate

treasury and other

investments

Balance Sheet Highlights exclude the consolidated Blackstone Funds. Other Investments was $9.5 billion as of September 30, 2026, which was comprised of $8.9 billion of liquid investments and $649 million of illiquid investments. See notes on pages 31 and 35 for additional details on non-GAAP balance sheet measures.	Blackstone | 17

NET ACCRUED PERFORMANCE REVENUES – ADDITIONAL DETAIL

  ($ in millions, except per share data)

				3Q’26

	3Q’25	2Q’26	3Q’26	Per Share

Real Estate

BREP Global	$547	$553	$521	$0.42

BREP Europe	31	81	83	0.07

BREP Asia	91	114	111	0.09

BPP	57	114	143	0.11

BREDS	38	30	25	0.02

Real Estate	$763	$891	$883	$0.71

Private Equity

BCP Global	1,843	1,764	1,158	0.93

BCP Asia	309	262	190	0.15

Energy/Energy Transition	598	1,052	1,271	1.02

Core Private Equity	269	256	281	0.23

Tactical Opportunities	203	150	156	0.13

Secondaries	1,169	1,148	1,196	0.96

Infrastructure	347	936	1,100	0.88

Life Sciences	240	253	270	0.22

BTAS	250	262	245	0.20

Private Equity	$5,228	$6,081	$5,868	$4.72

Credit & Insurance	$372	$252	$241	$0.19

Multi-Asset Investing	$148	$243	$271	$0.22

Net Accrued Performance Revenues	$6,511	$7,468	$7,263	$5.84

3Q’26 QoQ Rollforward

($ in millions)

		Net	Net

		Performance	Realized

	2Q’26	Revenues	Distributions	3Q’26

Real Estate	$891	$157	$(166)	$883

Private Equity	6,081	112	(325)	5,868

Credit & Insurance	252	141	(153)	241

Multi-Asset Investing	243	40	(12)	271

Total	$7,468	$451	$(655)	$7,263

QoQ Change				(3)%

3Q’26 LTM Rollforward

($ in millions)

		Net	Net

		Performance	Realized

	3Q’25	Revenues	Distributions	3Q’26

Real Estate	$763	$1,013	$(893)	$883

Private Equity	5,228	2,288	(1,648)	5,868

Credit & Insurance	372	542	(673)	241

Multi-Asset Investing	148	539	(416)	271

Total	$6,511	$4,382	$(3,630)	$7,263

YoY Change				12%

Net Accrued Performance Revenues (“NAPR”) are presented net of performance compensation and exclude Performance Revenues realized but not yet distributed as of the reporting date and clawback amounts, if any, which are disclosed in the 10-K/Q. Real Estate and Private Equity include co-investments, as applicable. Per Share calculations are based on end of period DE Shares Outstanding (see page 24, Share Summary).	Blackstone | 18

INVESTMENT RECORDS AS OF SEPTEMBER 30, 2026 (a)

($/€ in thousands, except where noted) Fund (Investment Period Beginning Date / Ending Date)	Committed Capital	Available Capital (b)	Unrealized Investments		Realized Investments		Total Investments		Net IRRs (d)
			Value	MOIC (c)	Value	MOIC (c)	Value	MOIC (c)	Realized	Total
Real Estate
Pre-BREP - BREP IV (Jan 1992 / Dec 2005)	$5,441,163	$-	$-	n/a	$12,219,526	2.0x	$12,219,526	2.0x	24%	24%
BREP V (Dec 2005 / Feb 2007)	5,539,418	-	3,141	n/a	13,468,476	2.3x	13,471,617	2.3x	11%	11%
BREP VI (Feb 2007 / Aug 2011)	11,060,122	-	2,356	n/a	27,765,450	2.5x	27,767,806	2.5x	13%	13%
BREP VII (Aug 2011 / Apr 2015)	13,506,800	851,746	869,438	0.4x	29,450,777	2.1x	30,320,215	1.9x	17%	14%
BREP VIII (Apr 2015 / Jun 2019)	16,651,125	955,019	7,705,515	1.1x	25,080,583	2.1x	32,786,098	1.7x	19%	11%
BREP IX (Jun 2019 / Aug 2022)	21,374,992	2,626,478	14,610,413	0.9x	13,118,733	1.9x	27,729,146	1.2x	27%	3%
*BREP X (Aug 2022 / Feb 2028)	30,651,981	15,699,009	19,380,408	1.3x	3,689,183	1.8x	23,069,591	1.4x	28%	11%
Total Global BREP	$104,225,601	$20,132,252	$42,571,271	1.1x	$124,792,728	2.2x	$167,363,999	1.7x	16%	14%
BREP Int’l I-II (Jan 2001 / Jun 2008) (e)	€2,453,920	€-	€-	n/a	€3,956,202	1.9x	€3,956,202	1.9x	12%	12%
BREP Europe III (Jun 2008 / Sep 2013)	3,205,420	86,279	14,906	0.1x	5,998,531	2.1x	6,013,437	2.0x	14%	13%
BREP Europe IV (Sep 2013 / Dec 2016)	6,676,611	601,640	608,061	0.6x	10,448,903	1.9x	11,056,964	1.7x	16%	11%
BREP Europe V (Dec 2016 / Oct 2019)	8,007,488	607,505	3,305,532	0.6x	6,902,190	3.8x	10,207,722	1.4x	40%	4%
BREP Europe VI (Oct 2019 / Sep 2023)	9,941,770	2,499,870	5,903,899	0.8x	4,105,789	2.4x	10,009,688	1.1x	61%	0%
*BREP Europe VII (Sep 2023 / Mar 2029)	9,766,011	5,685,237	4,962,100	1.3x	238,303	1.5x	5,200,403	1.3x	n/m	11%
Total BREP Europe	€40,051,220	€9,480,531	€14,794,498	0.8x	€31,649,918	2.2x	€46,444,416	1.4x	16%	8%
BREP Asia I (Jun 2013 / Dec 2017)	$4,262,075	$617,930	$1,064,832	1.7x	$7,853,183	1.9x	$8,918,015	1.9x	14%	12%
BREP Asia II (Dec 2017 / Mar 2022)	7,361,035	1,073,998	3,937,312	1.0x	4,209,323	1.6x	8,146,635	1.2x	10%	2%
*BREP Asia III (Mar 2022 / Sep 2027)	8,222,721	4,539,258	4,856,226	1.3x	1,056,389	1.8x	5,912,615	1.4x	34%	9%
Total BREP Asia	$19,845,831	$6,231,186	$9,858,370	1.2x	$13,118,895	1.8x	$22,977,265	1.5x	14%	7%
BREP Co-Investment (f)	8,695,156	572,800	1,532,020	1.3x	15,400,970	2.2x	16,932,990	2.1x	16%	16%
Total BREP	$179,444,787	$37,677,680	$70,624,024	1.0x	$191,912,966	2.1x	$262,536,990	1.7x	16%	13%
*BREDS High-Yield (Various) (g)	27,606,074	8,731,502	3,390,981	1.0x	26,362,492	1.3x	29,753,473	1.3x	10%	9%

Private Equity
Corporate Private Equity
BCP I-III (Oct 1987 / Nov 2002)	$6,187,603	$-	$-	n/a	$14,239,072	2.4x	$14,239,072	2.4x	19%	19%
BCOM (Jun 2000 / Jun 2006)	2,137,330	-	-	n/a	2,995,106	1.4x	2,995,106	1.4x	6%	6%
BCP IV (Nov 2002 / Dec 2005)	6,450,000	-	-	n/a	21,720,334	2.9x	21,720,334	2.9x	36%	36%
BCP V (Dec 2005 / Jan 2011)	21,009,112	982,018	-	n/a	38,870,378	1.9x	38,870,378	1.9x	8%	8%
BCP VI (Jan 2011 / May 2016)	15,192,032	1,340,945	2,103,888	3.0x	30,772,856	2.2x	32,876,744	2.2x	13%	12%
BCP VII (May 2016 / Feb 2020)	18,873,515	1,309,749	13,655,838	1.7x	25,817,867	2.5x	39,473,705	2.1x	22%	12%
BCP VIII (Feb 2020 / Apr 2024)	25,820,032	5,845,936	24,386,474	1.3x	11,277,806	2.5x	35,664,280	1.6x	27%	9%
*BCP IX (Apr 2024 / Apr 2030)	21,816,025	18,254,250	4,387,096	1.3x	297,133	1.5x	4,684,229	1.3x	n/m	(8)%
Energy I (Aug 2011 / Feb 2015)	2,435,007	170,540	-	n/a	4,897,287	2.0x	4,897,287	2.0x	12%	12%
Energy II (Feb 2015 / Feb 2020)	4,926,378	778,845	3,269,223	2.6x	6,393,163	1.9x	9,662,386	2.1x	9%	9%
Energy III (Feb 2020 / Jun 2024)	4,399,070	1,811,199	6,777,068	2.8x	5,060,366	3.0x	11,837,434	2.9x	33%	30%
Energy Transition IV (Jun 2024 / Jun 2026)	5,880,446	2,825,257	9,205,066	2.9x	272,525	1.6x	9,477,591	2.8x	n/m	123%
*Energy Transition V (Jun 2026 / Jun 2032)	8,169,213	7,998,577	745	n/a	-	n/a	745	n/a	n/a	n/a
BCP Asia I (Dec 2017 / Sep 2021)	2,437,192	417,623	1,194,426	1.4x	3,790,199	2.9x	4,984,625	2.3x	30%	19%
BCP Asia II (Sep 2021 / Sep 2026)	6,838,030	3,514,898	5,533,572	1.8x	2,070,374	4.0x	7,603,946	2.1x	78%	24%
*BCP Asia III (Sep 2026 / Sep 2032)	13,171,899	13,171,899	-	n/a	-	n/a	-	n/a	n/a	n/a
Core Private Equity I (Jan 2017 / Mar 2021) (h)	4,760,130	1,195,771	6,718,079	2.1x	4,232,731	3.7x	10,950,810	2.5x	32%	14%
*Core Private Equity II (Mar 2021 / Mar 2027) (h)	8,244,519	5,979,008	5,818,049	1.6x	2,094,643	4.2x	7,912,692	1.9x	38%	16%
Total Corporate Private Equity	$178,747,533	$65,596,515	$83,049,524	1.7x	$174,801,840	2.3x	$257,851,364	2.1x	16%	15%

The returns presented herein represent those of the applicable Blackstone Funds and not those of Blackstone Inc. n/m represents “not meaningful” generally due to the limited time since initial investment. n/a represents “not applicable”. Notes on pages 21-22. BREP – Blackstone Real Estate Partners, BREDS – Blackstone Real Estate Debt Strategies, BCP –
Blackstone Capital Partners, BCOM – Blackstone Communications.

* Represents funds that are currently in their investment period.

Blackstone | 19

INVESTMENT RECORDS AS OF SEPTEMBER 30, 2026 (a) – (CONT’D)

($/€ in thousands, except where noted) Fund (Investment Period Beginning Date / Ending Date)	Committed Capital	Available Capital (b)	Unrealized Investments		Realized Investments		Total Investments		Net IRRs (d)
			Value	MOIC (c)	Value	MOIC (c)	Value	MOIC (c)	Realized	Total
Private Equity (continued)
Tactical Opportunities
*Tactical Opportunities (Various)	33,800,436	14,895,316	12,339,293	1.2x	34,618,208	1.9x	46,957,501	1.6x	15%	10%
*Tactical Opportunities Co-Investment and Other (Various)	10,553,563	1,103,162	3,140,551	1.3x	12,577,239	1.8x	15,717,790	1.7x	18%	15%
Total Tactical Opportunities	$44,353,999	$15,998,478	$15,479,844	1.2x	$47,195,447	1.8x	$62,675,291	1.6x	16%	11%

Growth

BXG I (Jul 2020 / Feb 2025)	4,961,566	281,243	4,994,104	1.2x	705,496	1.3x	5,699,600	1.2x	n/m	1%

*BXG II (Feb 2025 / Feb 2030)	4,612,803	3,263,604	1,320,815	1.0x	9,155	n/m	1,329,970	1.0x	n/m	n/m
Total Growth	$9,574,369	$3,544,847	$6,314,919	1.2x	$714,651	1.4x	$7,029,570	1.2x	n/m	0%

Strategic Partners (Secondaries)

Strategic Partners I-V (Various) (i)	11,035,527	9,572	2,121	n/a	16,796,758	n/a	16,798,879	1.7x	n/a	13%

Strategic Partners VI (Apr 2014 / Apr 2016) (i)	4,362,772	377,908	394,569	n/a	4,693,038	n/a	5,087,607	1.7x	n/a	13%

Strategic Partners VII (May 2016 / Mar 2019) (i)	7,489,970	1,604,636	2,191,491	n/a	8,698,176	n/a	10,889,667	1.9x	n/a	15%

Strategic Partners Real Assets II (May 2017 / Jun 2020) (i)	1,749,807	595,400	1,304,471	n/a	1,436,164	n/a	2,740,635	1.9x	n/a	14%

Strategic Partners VIII (Mar 2019 / Oct 2021) (i)	10,763,600	3,410,159	5,882,642	n/a	9,269,183	n/a	15,151,825	1.7x	n/a	17%

*Strategic Partners Real Estate, SMA and Other (Various) (i)	7,055,591	1,127,655	3,082,993	n/a	3,109,699	n/a	6,192,692	1.4x	n/a	10%

Strategic Partners Infrastructure III (Jun 2020 / Jun 2024) (i)	3,250,100	666,122	2,576,153	n/a	1,033,329	n/a	3,609,482	1.6x	n/a	14%

Strategic Partners IX (Oct 2021 / Mar 2026) (i)	19,692,626	2,114,263	19,855,303	n/a	1,307,669	n/a	21,162,972	1.5x	n/a	16%

*Strategic Partners GP Solutions (Jun 2021 / Dec 2026) (i)	2,095,211	303,710	1,332,147	n/a	183,708	n/a	1,515,855	1.1x	n/a	1%

*Strategic Partners Infrastructure IV (Jul 2024 / Sep 2029) (i)	4,838,206	3,196,410	665,705	n/a	-	n/a	665,705	2.5x	n/a	n/m

*Strategic Partners X (Mar 2026 / May 2031) (i)	12,349,058	7,788,368	504,070	n/a	-	n/a	504,070	n/a	n/a	n/a
Total Strategic Partners (Secondaries)	$84,682,468	$21,194,203	$37,791,665	n/a	$46,527,724	n/a	$84,319,389	1.7x	n/a	14%

Life Sciences

Clarus IV (Jan 2018 / Jan 2020)	910,000	38,924	522,691	2.1x	818,286	1.6x	1,340,977	1.8x	9%	8%

BXLS V (Jan 2020 / Mar 2025)	5,060,707	2,215,067	5,417,746	2.1x	1,883,875	1.8x	7,301,621	2.0x	12%	17%

*BXLS VI (Mar 2025 / Mar 2031)	6,487,871	6,231,782	582,369	4.1x	-	n/a	582,369	4.1x	n/a	n/m
Credit
Mezzanine / Opportunistic I (Jul 2007 / Oct 2011)	$2,000,000	$-	$-	n/a	$4,809,113	1.6x	$4,809,113	1.6x	n/a	17%
Mezzanine / Opportunistic II (Nov 2011 / Nov 2016)	4,120,000	993,260	76,958	0.7x	6,688,441	1.4x	6,765,399	1.4x	n/a	9%
Mezzanine / Opportunistic III (Sep 2016 / Jan 2021)	6,639,133	1,082,093	790,958	1.2x	9,943,092	1.5x	10,734,050	1.5x	n/a	11%
Mezzanine / Opportunistic IV (Jan 2021 / Aug 2025)	5,016,771	1,298,409	2,255,613	1.2x	4,948,824	1.4x	7,204,437	1.3x	n/a	11%
*Mezzanine / Opportunistic V (Aug 2025 / Aug 2029)	7,630,000	6,538,256	961,610	1.1x	272,473	1.3x	1,234,083	1.1x	n/a	n/m
Total Mezzanine / Opportunistic	$25,405,904	$9,912,018	$4,085,139	1.1x	$26,661,943	1.5x	$30,747,082	1.4x	n/a	13%
Stressed / Distressed I (Sep 2009 / May 2013)	3,253,143	-	-	n/a	5,777,098	1.3x	5,777,098	1.3x	n/a	9%
Stressed / Distressed II (Jun 2013 / Jun 2018)	5,125,000	547,430	-	n/a	5,567,183	1.1x	5,567,183	1.1x	n/a	1%
Stressed / Distressed III (Dec 2017 / Dec 2022)	7,356,380	1,085,652	1,016,103	1.2x	5,955,720	1.3x	6,971,823	1.3x	n/a	9%
Total Stressed / Distressed	$15,734,523	$1,633,082	$1,016,103	1.2x	$17,300,001	1.2x	$18,316,104	1.2x	n/a	6%
European Senior Debt I (Feb 2015 / Feb 2019)	€1,964,689	€67,385	€170,517	0.4x	€3,002,740	1.3x	€3,173,257	1.1x	n/a	1%
European Senior Debt II (Jun 2019 / Jun 2023) (j)	4,088,344	864,089	2,152,044	0.9x	4,946,025	1.7x	7,098,069	1.3x	n/a	8%
Total European Senior Debt	€6,053,033	€931,474	€2,322,561	0.8x	€7,948,765	1.5x	€10,271,326	1.3x	n/a	5%
Energy I (Nov 2015 / Nov 2018)	$2,856,867	$1,154,819	$51,192	1.5x	$3,577,048	1.5x	$3,628,240	1.5x	n/a	10%
Energy II (Feb 2019 / Jun 2023)	3,616,081	1,456,014	368,953	1.2x	3,618,903	1.4x	3,987,856	1.4x	n/a	16%
*Energy III (May 2023 / May 2028)	6,477,000	3,916,620	2,901,862	1.0x	3,490,357	1.4x	6,392,219	1.2x	n/a	17%
Total Energy	$12,949,948	$6,527,453	$3,322,007	1.0x	$10,686,308	1.4x	$14,008,315	1.3x	n/a	12%
*Senior Direct Lending (Various) (k)	2,855,243	1,268,828	2,925,841	1.1x	390,769	1.2x	3,316,610	1.2x	n/a	8%
Total Credit Drawdown Funds (l)	$63,851,276	$20,398,251	$14,297,185	1.0x	$64,151,594	1.4x	$78,448,779	1.3x	n/a	10%

The returns presented herein represent those of the applicable Blackstone Funds and not those of Blackstone Inc. n/m represents “not meaningful” generally due to the limited time since initial investment. n/a represents “not applicable”. Notes on pages 21-22. BXG – Blackstone Growth, BXLS – Blackstone Life Sciences.

* Represents funds that are currently in their investment period.

Blackstone | 20

INVESTMENT RECORDS AS OF SEPTEMBER 30, 2026 (a) – (CONT’D)

Selected Perpetual Capital Strategies(m)

($/€ in thousands, except where noted)	Investment	Total	Total Net

Strategy (Inception Date)	Strategy	AUM (n)	Return (o)

Real Estate

BPP - Blackstone Property Partners Platform (Dec 2013) (p)	Core+ Real Estate	$57,792,821	2%

BREIT - Blackstone Real Estate Income Trust (Jan 2017)	Core+ Real Estate	57,715,461	9%

BREIT - Class I	Core+ Real Estate		9%

BXMT - Blackstone Mortgage Trust (May 2013) (q)	Real Estate Debt	5,265,823	3%

Private Equity

BXGP - Blackstone GP Stakes (Feb 2014) (r)	Minority GP Interests	9,999,814	12%

BIP - Blackstone Infrastructure Partners (Mar 2019) (s)	Infrastructure	80,983,780	19%

BXINFRA - Blackstone Infrastructure Strategies Fund Program (Jan 2025)	Infrastructure	7,374,776	16%

BXINFRA - Class I	Infrastructure		17%

BXPE - Blackstone Private Equity Strategies Fund Program (Jan 2024)	Private Equity	28,546,620	18%

BXPE - Class I	Private Equity		18%

Credit

BXSL - Blackstone Secured Lending Fund (Nov 2018) (t)	U.S. Direct Lending	16,633,800	11%

BCRED - Blackstone Private Credit Fund (Jan 2021) (u)	U.S. Direct Lending	93,210,950	9%

BCRED - Class I	U.S. Direct Lending		9%

ECRED - Blackstone European Credit Fund (Oct 2022) (u)	European Direct Lending	€5,192,601	9%

ECRED - Class I	European Direct Lending		9%

Investment Records as of September 30, 2026 - Notes

(a)	Excludes investment vehicles where Blackstone does not earn fees.

(b)

Available Capital represents total investable capital commitments, including side-by-side, adjusted for certain expenses and expired or recallable capital and may include leverage, less invested capital. This amount is not reduced by outstanding commitments to investments.

(c)	Multiple of Invested Capital (“MOIC”) represents carrying value, before management fees, expenses and Performance Revenues, divided by invested capital.

(d)

Unless otherwise indicated, Net Internal Rate of Return (“IRR”) represents the annualized inception to September 30, 2026 IRR on total invested capital based on realized proceeds and unrealized value, as applicable, after management fees, expenses and Performance Revenues. IRRs are calculated using actual timing of limited partner cash flows. Initial inception date of cash flows may differ from the Investment Period Beginning Date.

(e)

The 12% Realized Net IRR and 12% Total Net IRR exclude investors that opted out of the Hilton investment opportunity. Overall BREP International I-II performance reflects a 10% Realized Net IRR and a 10% Total Net IRR.

(f)

BREP Co-Investment represents co-investment capital raised for various BREP investments. The Net IRR reflected is calculated by aggregating each co-investment’s realized proceeds and unrealized value, as applicable, after management fees, expenses and Performance Revenues.

(g)	BREDS High-Yield represents the flagship real estate debt drawdown funds only.

(h)	Blackstone Core Equity Partners is a core private equity strategy which invests with a more modest risk profile and longer hold period than traditional private equity.

(i)

Strategic Partners’ Unrealized Investment Value, Realized Investment Value, Total Investment Value, Total MOIC and Total Net IRRs are reported on a three-month lag and therefore do not include the impact of economic and market activities in the current quarter. Realizations are treated as returns of capital until fully recovered and therefore Unrealized and Realized MOICs and Realized Net IRRs are not applicable. Committed Capital and Available Capital are presented as of the current quarter.

(j)

European Senior Debt II IRR represents the blended return across the commingled levered and unlevered funds within the strategy. The total net returns were 12% and 7%, respectively, for the levered and unlevered funds of the strategy.

The returns presented herein represent those of the applicable Blackstone Funds and not those of Blackstone Inc. n/m represents “not meaningful” generally due to the limited time since initial investment. n/a represents “not applicable”. Notes continue on page 22.	Blackstone | 21

INVESTMENT RECORDS AS OF SEPTEMBER 30, 2026 (a) – (CONT’D)

(k)

Senior Direct Lending IRR represents the blended return across the commingled levered and unlevered funds within the strategy. The total net returns were 9% and 7%, respectively, for the levered and unlevered funds of the strategy.

(l)	Funds presented represent the flagship credit drawdown funds only. The Total Credit Net IRR is the combined IRR of the credit drawdown funds presented.

(m)

Represents the performance for select Perpetual Capital Strategies; strategies excluded consist primarily of (1) investment strategies that have been investing for less than one year, (2) perpetual capital assets managed for certain insurance clients, and (3) investment vehicles where Blackstone does not earn fees.

(n)	To the extent AUM is managed by a different business, such AUM is reported in such businesses for the purposes of segment AUM reporting.

(o)

Unless otherwise indicated, Total Net Return represents the annualized per share blended return from a fund’s or fund program’s inception date to September 30, 2026, assuming the applicable fund or fund program had a single share class and a single vehicle, as applicable, reinvestment of dividends received during the period, and no upfront selling commission, net of all fees and expenses incurred by the applicable fund or fund program. Fund or fund program returns are not representative of the return experienced by any particular vehicle, investor or share class. Functional currency equivalent returns are included when calculating the blended return for funds or fund programs that have share classes that are denominated in a currency other than a fund’s or fund program’s functional currency and that are not hedged. The return methodology of the separate individual share classes presented matches that of the respective fund or fund program and represents the Total Net Return of a respective fund’s or fund program’s largest share class, with performance varying by vehicle and/or share class across a fund or fund program.

(p)

BPP represents the aggregate Total AUM and Total Net Return of the BPP Platform, which comprises over 30 fund, co-investment and separately managed account vehicles. It includes certain vehicles managed as part of the BPP Platform but not classified as Perpetual Capital. As of September 30, 2026, these vehicles represented $4.5 billion of Total AUM. Total Net Return represents the annualized IRR on total invested capital from the inception date to September 30, 2026 based on realized proceeds and unrealized value, as applicable, after management fees, expenses and Performance Revenues (but before taxes or withholdings incurred by the limited partners directly or indirectly), and adds back the effect of any tax distributions paid for carried interest already reflected in returns. IRRs are calculated using actual timing of investor cash flows and the initial date of certain cash flows may differ from the inception date.

(q)	The BXMT Total Net Return reflects annualized market return of a shareholder invested in BXMT since its inception date, assuming reinvestment of all dividends received during the period.

(r)

Blackstone GP Stakes (“BXGP”) represents the aggregate Total AUM and Total Net Return of BSCH I and II funds that invest as part of the Secondaries GP Stakes strategy, which targets minority investments in the general partners of private equity and other private-market alternative asset management firms globally. As of September 30, 2026, including vehicles that are not classified as Perpetual Capital and co-investment vehicles that do not pay fees, BXGP Total AUM was $13.2 billion. Total Net Return represents the annualized IRR on total invested capital from the inception date to September 30, 2026 based on realized proceeds and unrealized value, as applicable, after management fees, expenses and Performance Revenues (but before taxes or withholdings incurred by the limited partners directly or indirectly), and adds back the effect of any tax distributions paid for carried interest already reflected in returns. IRRs are calculated using actual timing of investor cash flows and the initial date of certain cash flows may differ from the inception date.

(s)

BIP represents the aggregate Total AUM and Total Net Return of infrastructure-focused funds and co-investment vehicles for institutional investors with a primary focus on the U.S. and Europe. As of September 30, 2026, including co-investment vehicles that do not pay fees, BIP Total AUM was $91.9 billion. Total Net Return represents the annualized IRR on total invested capital from the inception date to September 30, 2026 based on realized proceeds and unrealized value, as applicable, after management fees, expenses and Performance Revenues (but before taxes or withholdings incurred by the limited partners directly or indirectly), and adds back the effect of any tax distributions paid for carried interest already reflected in returns. IRRs are calculated using actual timing of investor cash flows and the initial date of certain cash flows may differ from the inception date.

(t)

The BXSL Total AUM and Total Net Return are presented as of June 30, 2026. BXSL Total Net Return reflects the annualized change in NAV per share from the inception date to June 30, 2026, plus distributions per share (assuming dividends and distributions are reinvested in accordance with BXSL’s dividend reinvestment plan) divided by the beginning NAV per share.

(u)

For BCRED and ECRED, Total AUM reflects gross asset value plus amounts borrowed or available to be borrowed under certain credit facilities. BCRED’s and ECRED’s net asset values as of September 30, 2026 were $41.1 billion and €2.6 billion, respectively.

Blackstone | 22

SHAREHOLDER DIVIDENDS

▪	Generated $1.32 of Distributable Earnings per common share during the quarter, bringing the YTD amount to $4.20 per common share.

▪	Blackstone declared a quarterly dividend of $1.12 per common share to record holders as of November 2, 2026; payable on November 9, 2026.

($ in thousands, except per share data)	3Q’25	4Q’25	1Q’26	2Q’26	3Q’26	% Change vs. 3Q’25	3Q’25 YTD	3Q’26 YTD	% Change vs. 3Q’25 YTD

Distributable Earnings	$1,889,487	$2,244,809	$1,764,838	$1,977,249	$ 1,715,678	(9)%	$4,866,055	$5,457,765	12%

Add: Other Payables Attributable to Common Shareholders	26,913	167,504	160,943	166,382	139,800	419%	308,002	467,125	52%

DE Before Certain Payables	1,916,400	2,412,313	1,925,781	2,143,631	1,855,478	(3)%	5,174,057	5,924,890	15%

Percent to Common Shareholders	64%	64%	64%	64%	64%		64%	64%

DE Before Certain Payables Attributable to Common Shareholders	1,220,339	1,537,540	1,229,664	1,378,635	1,193,391	(2)%	3,287,612	3,801,690	16%

Less: Other Payables Attributable to Common Shareholders	(26,913)	(167,504)	(160,943)	(166,382)	(139,800)	419%	(308,002)	(467,125)	52%

DE Attributable to Common Shareholders	1,193,426	1,370,036	1,068,721	1,212,253	1,053,591	(12)%	2,979,610	3,334,565	12%

DE per Common Share	$1.52	$1.75	$1.36	$1.52	$ 1.32	(13)%	$3.82	$4.20	10%

Less: Retained Capital per Common Share	$(0.23)	$(0.26)	$(0.20)	$(0.23)	$ (0.20)	(13)%	$(0.57)	$(0.63)	11%

Actual Dividend per Common Share	$1.29	$1.49	$1.16	$1.29	$ 1.12	(13)%	$3.25	$3.57	10%

Record Date					Nov 2, 2026

Payable Date					Nov 9, 2026

A detailed description of Blackstone’s dividend policy and the definition of Distributable Earnings can be found on pages 36-38, Definitions and Dividend Policy. See additional notes on page 35.	Blackstone | 23

SHARE SUMMARY

▪	Distributable Earnings Shares Outstanding as of quarter end of 1,243 million shares.

–	Repurchased 0.2 million common shares in the quarter and 0.8 million common shares over the LTM.

–	Available authorization remaining was $1.6 billion at September 30, 2026.

	3Q’25	4Q’25	1Q’26	2Q’26	3Q’26

Participating Common Shares	782,728,403	783,183,010	785,497,027	799,934,579	799,723,058

Participating Partnership Units	446,455,699	445,586,312	444,672,720	443,878,452	443,682,239

Distributable Earnings Shares Outstanding	1,229,184,102	1,228,769,322	1,230,169,747	1,243,813,031	1,243,405,297

Participating Common Shares and Participating Partnership Units include both issued and outstanding shares and unvested shares that participate in dividends.	Blackstone | 24

Reconciliations and Disclosures

Blackstone | 25

BLACKSTONE’S THIRD QUARTER 2026 GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

($ in thousands, except per share data) (unaudited)	3Q’25	3Q’26	3Q’25 YTD	3Q’26 YTD	3Q’25 LTM	3Q’26 LTM

Revenues

Management and Advisory Fees, Net	$2,056,248	$2,178,108	$5,996,060	$6,592,734	$7,875,641	$8,672,275

Incentive Fees	200,675	172,729	587,914	497,228	992,658	887,516

Investment Income

Performance Allocations

Realized	997,296	831,786	2,389,166	3,300,134	4,247,999	4,573,211

Unrealized	(215,818)	(627,149)	360,666	243,443	(991,017)	525,840

Principal Investments

Realized	152,652	119,848	435,365	368,453	519,746	630,720

Unrealized	(238,658)	249,881	285,446	279,700	238,054	242,558

Total Investment Income	695,472	574,366	3,470,643	4,191,730	4,014,782	5,972,329

Interest and Dividend Revenue	107,538	125,941	305,347	368,105	403,894	478,851

Other	28,702	11,744	(269,971)	74,664	(114,417)	73,762

Total Revenues	$3,088,635	$3,062,888	$10,089,993	$11,724,461	$13,172,558	$16,084,733

Expenses

Compensation and Benefits

Compensation	845,659	900,734	2,745,379	3,030,657	3,500,117	3,956,471

Incentive Fee Compensation	61,882	49,280	186,274	153,364	335,550	241,992

Performance Allocations Compensation

Realized	354,765	309,755	927,846	1,308,468	1,670,693	1,678,094

Unrealized	(31,547)	(193,497)	224,630	132,333	(383,028)	284,665

Total Compensation and Benefits	1,230,759	1,066,272	4,084,129	4,624,822	5,123,332	6,161,222

General, Administrative and Other	383,580	416,358	1,076,770	1,198,289	1,415,856	1,646,067

Interest Expense	126,288	132,936	380,225	415,012	495,757	543,101

Fund Expenses	10,060	9,733	36,598	25,081	42,894	37,699

Total Expenses	$1,750,687	$1,625,299	$5,577,722	$6,263,204	$7,077,839	$8,388,089

Other Income

Change in Tax Receivable Agreement Liability	-	-	-	-	(41,246)	6,591

Net Gains from Fund Investment Activities	108,634	93,418	302,539	333,259	322,614	448,117

Total Other Income	$108,634	$93,418	$302,539	$333,259	$281,368	$454,708

Income Before Provision for Taxes	$1,446,582	$1,531,007	$4,814,810	$5,794,516	$6,376,087	$8,151,352

Provision for Taxes	209,657	258,564	742,978	908,100	975,429	1,290,145

Net Income	$1,236,925	$1,272,443	$4,071,832	$4,886,416	$5,400,658	$6,861,207

Net Income Attributable to Redeemable Non-Controlling Interests in Consolidated Entities	29,008	3,486	55,117	29,650	55,423	20,033

Net Income Attributable to Non-Controlling Interests in Consolidated Entities	125,890	106,764	467,273	399,780	534,760	593,075

Net Income Attributable to Non-Controlling Interests in Blackstone Holdings	457,110	499,821	1,545,429	1,915,696	2,102,589	2,691,608

Net Income Attributable to Blackstone Inc.	$624,917	$662,372	$2,004,013	$2,541,290	$2,707,886	$3,556,491

Net Income Per Share of Common Stock, Basic	$0.80	$0.83	$2.57	$3.20	$3.49	$4.49

Net Income Per Share of Common Stock, Diluted	$0.80	$0.83	$2.57	$3.19	$3.49	$4.49

Blackstone | 26

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	QTD					YTD		LTM

($ in thousands)	3Q’25	4Q’25	1Q’26	2Q’26	3Q’26	3Q’25	3Q’26	3Q’25	3Q’26
Net Income Attributable to Blackstone Inc.	$624,917	$1,015,201	$649,729	$1,229,189	$662,372	$2,004,013	$2,541,290	$2,707,886	$3,556,491
Net Income Attributable to Non-Controlling Interests in Blackstone Holdings	457,110	775,912	469,801	946,074	499,821	1,545,429	1,915,696	2,102,589	2,691,608
Net Income Attributable to Non-Controlling Interests in Consolidated Entities	125,890	193,295	117,367	175,649	106,764	467,273	399,780	534,760	593,075
Net Income (Loss) Attributable to Redeemable Non-Controlling Interests in Consolidated Entities	29,008	(9,617)	21,010	5,154	3,486	55,117	29,650	55,423	20,033

Net Income	$1,236,925	$1,974,791	$1,257,907	$2,356,066	$1,272,443	$4,071,832	$4,886,416	$5,400,658	$6,861,207
Provision for Taxes	209,657	382,045	197,150	452,386	258,564	742,978	908,100	975,429	1,290,145

Income Before Provision for Taxes	$1,446,582	$2,356,836	$1,455,057	$2,808,452	$1,531,007	$4,814,810	$5,794,516	$6,376,087	$8,151,352
Transaction-Related and Non-Recurring Items (a)	(9,412)	(6,822)	6,967	71	2,078	19,793	9,116	19,400	2,294
Amortization of Intangibles (b)	7,333	7,327	7,288	7,288	7,288	21,999	21,864	29,332	29,191
Impact of Consolidation (c)	(154,898)	(183,678)	(138,377)	(180,803)	(110,250)	(522,390)	(429,430)	(590,183)	(613,108)
Unrealized Performance Revenues (d)	215,872	(282,372)	(283,355)	(587,150)	627,139	(360,585)	(243,366)	991,088	(525,738)
Unrealized Performance Allocations Compensation (e)	(31,547)	152,332	89,701	236,129	(193,497)	224,630	132,333	(383,028)	284,665
Unrealized Principal Investment (Income) Loss (f)	216,084	67,826	322,136	(443,186)	(289,167)	(239,266)	(410,217)	(196,537)	(342,391)
Other Revenues (g)	(28,702)	1,174	(50,928)	(11,898)	(11,722)	270,016	(74,548)	114,809	(73,374)
Equity-Based Compensation (h)	301,562	358,364	561,217	353,753	329,217	1,084,882	1,244,187	1,368,031	1,602,551
Administrative Fee Adjustment (i)	4,097	3,942	4,568	4,426	4,426	12,395	13,420	15,824	17,362
Taxes and Related Payables (j)	(77,484)	(230,120)	(209,436)	(209,833)	(180,841)	(460,229)	(600,110)	(709,275)	(830,230)

Distributable Earnings	$1,889,487	$2,244,809	$1,764,838	$1,977,249	$1,715,678	$4,866,055	$5,457,765	$7,035,548	$7,702,574
Taxes and Related Payables (j)	77,484	230,120	209,436	209,833	180,841	460,229	600,110	709,275	830,230
Net Interest and Dividend (Income) Loss (k)	18,552	17,276	22,118	10,606	7,066	63,725	39,790	82,205	57,066

Total Segment Distributable Earnings	$1,985,523	$2,492,205	$1,996,392	$2,197,688	$1,903,585	$5,390,009	$6,097,665	$7,827,028	$8,589,870
Realized Performance Revenues (l)	(744,953)	(1,057,432)	(780,494)	(730,885)	(464,386)	(1,758,097)	(1,975,765)	(2,623,177)	(3,033,197)
Realized Performance Compensation (m)	302,642	310,405	364,056	344,124	185,452	780,190	893,632	1,069,785	1,204,037
Realized Principal Investment (Income) Loss (n)	(62,535)	(209,877)	(31,973)	(27,499)	(52,599)	(209,866)	(112,071)	(235,479)	(321,948)

Fee Related Earnings	$1,480,677	$1,535,301	$1,547,981	$1,783,428	$1,572,052	$4,202,236	$4,903,461	$6,038,157	$6,438,762
Adjusted EBITDA Reconciliation
Distributable Earnings	$1,889,487	$2,244,809	$1,764,838	$1,977,249	$1,715,678	$4,866,055	$5,457,765	$7,035,548	$7,702,574
Interest Expense (o)	126,090	128,022	130,058	144,830	132,740	369,073	407,628	486,100	535,650
Taxes and Related Payables (j)	77,484	230,120	209,436	209,833	180,841	460,229	600,110	709,275	830,230
Depreciation and Amortization (p)	24,015	26,102	26,138	25,772	26,220	72,883	78,130	95,565	104,232

Adjusted EBITDA	$2,117,076	$2,629,053	$2,130,470	$2,357,684	$2,055,479	$5,768,240	$6,543,633	$8,326,488	$9,172,686

Notes on pages 28-29.	Blackstone | 27

RECONCILIATION OF GAAP TO NON-GAAP MEASURES – NOTES

Note: See pages 36-38, Definitions and Dividend Policy.

(a)

This adjustment removes Transaction-Related and Non-Recurring Items, which are excluded from Blackstone’s segment presentation. Transaction-Related and Non-Recurring Items arise from corporate actions including acquisitions, divestitures, Blackstone’s initial public offering, and non-recurring gains, losses, or other charges, if any. They consist primarily of equity-based compensation charges, gains and losses on contingent consideration arrangements, changes in the balance of the Tax Receivable Agreements resulting from a change in tax law or similar event, transaction costs, gains or losses associated with these corporate actions, and non-recurring gains, losses or other charges that affect period-to-period comparability and are not reflective of Blackstone’s operational performance.

(b)	This adjustment removes the amortization of transaction-related intangibles, which are excluded from Blackstone’s segment presentation.
(c)

This adjustment reverses the effect of consolidating Blackstone Funds, which are excluded from Blackstone’s segment presentation. This adjustment includes the elimination of Blackstone’s interest in these funds and the removal of amounts associated with the ownership of Blackstone consolidated operating partnerships held by non-controlling interests.

(d)

This adjustment removes Unrealized Performance Revenues on a segment basis. The Segment Adjustment represents the add back of performance revenues earned from consolidated Blackstone Funds which have been eliminated in consolidation.

	QTD					YTD		LTM

($ in thousands)	3Q’25	4Q’25	1Q’26	2Q’26	3Q’26	3Q’25	3Q’26	3Q’25	3Q’26

GAAP Unrealized Performance Allocations	$(215,818)	$282,397	$283,452	$587,140	$(627,149)	$360,666	$243,443	$(991,017)	$525,840

Segment Adjustment	(54)	(25)	(97)	10	10	(81)	(77)	(71)	(102)

Unrealized Performance Revenues	$(215,872)	$282,372	$283,355	$587,150	$(627,139)	$360,585	$243,366	$(991,088)	$525,738

(e)   This adjustment removes Unrealized Performance Allocations Compensation.

(f)  This adjustment removes Unrealized Principal Investment Income on a segment basis. The Segment Adjustment represents (1) the add back of Principal Investment Income, including general partner income, earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of amounts associated with the ownership of Blackstone consolidated operating partnerships held by non-controlling interests.

	QTD					YTD		LTM

($ in thousands)	3Q’25	4Q’25	1Q’26	2Q’26	3Q’26	3Q’25	3Q’26	3Q’25	3Q’26

GAAP Unrealized Principal Investment Income (Loss)	$(238,658)	$(37,142)	$(385,002)	$414,821	$249,881	$285,446	$279,700	$238,054	$242,558

Segment Adjustment	22,574	(30,684)	62,866	28,365	39,286	(46,180)	130,517	(41,517)	99,833

Unrealized Principal Investment Income (Loss)	$(216,084)	$(67,826)	$(322,136)	$443,186	$289,167	$239,266	$410,217	$196,537	$342,391

(g) This adjustment removes Other Revenues on a segment basis. The Segment Adjustment represents the removal of certain Transaction-Related and Non-Recurring Items.

	QTD					YTD		LTM

($ in thousands)	3Q’25	4Q’25	1Q’26	2Q’26	3Q’26	3Q’25	3Q’26	3Q’25	3Q’26

GAAP Other Revenue	$28,702	$(902)	$50,973	$11,947	$11,744	$(269,971)	$74,664	$(114,417)	$73,762

Segment Adjustment	-	(272)	(45)	(49)	(22)	(45)	(116)	(392)	(388)

Other Revenues	$28,702	$(1,174)	$50,928	$11,898	$11,722	$(270,016)	$74,548	$(114,809)	$73,374

(h)	This adjustment removes Equity-Based Compensation on a segment basis.
(i)

This adjustment adds an amount equal to an administrative fee collected on a quarterly basis from certain holders of Blackstone Holdings Partnership Units. The administrative fee is accounted for as a capital contribution under GAAP, but is reflected as a reduction of Other Operating Expenses in Blackstone’s segment presentation.

Blackstone | 28

RECONCILIATION OF GAAP TO NON-GAAP MEASURES – NOTES (CONT’D)

(j)

Taxes represent the total GAAP tax provision adjusted to include only the current tax provision (benefit) calculated on Income (Loss) Before Provision (Benefit) for Taxes and adjusted for impacts of divestitures and tax contingencies. For interim periods, taxes are calculated using the preferred annualized effective tax rate approach. Related Payables represent tax-related payables including the amount payable to holders of the Tax Receivable Agreements based on expected tax savings generated in the current period. Please refer to page 36 for the full definition of Taxes and Related Payables.

	QTD					YTD		LTM

($ in thousands)	3Q’25	4Q’25	1Q’26	2Q’26	3Q’26	3Q’25	3Q’26	3Q’25	3Q’26

Taxes	$49,719	$196,234	$178,757	$179,996	$153,119	$379,416	$511,872	$590,912	$708,106

Related Payables	27,765	33,886	30,679	29,837	27,722	80,813	88,238	118,363	122,124

Taxes and Related Payables	$77,484	$230,120	$209,436	$209,833	$180,841	$460,229	$600,110	$709,275	$830,230

(k)

This adjustment removes Interest and Dividend Revenue less Interest Expense on a segment basis. The Segment Adjustment represents (1) the add back of Interest and Dividend Revenue earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of interest expense associated with the Tax Receivable Agreements.

	QTD					YTD		LTM

($ in thousands)	3Q’25	4Q’25	1Q’26	2Q’26	3Q’26	3Q’25	3Q’26	3Q’25	3Q’26

GAAP Interest and Dividend Revenue	$107,538	$110,746	$107,940	$134,224	$125,941	$305,347	$368,105	$403,894	$478,851

Segment Adjustment	-	-	-	-	(267)	1	(267)	1	(267)

Interest and Dividend Revenue	$107,538	$110,746	$107,940	$134,224	$125,674	$305,348	$367,838	$403,895	$478,584

GAAP Interest Expense	$126,288	$128,089	$137,053	$145,023	$132,936	$380,225	$415,012	$495,757	$543,101

Segment Adjustment	(198)	(67)	(6,995)	(193)	(196)	(11,152)	(7,384)	(9,657)	(7,451)

Interest Expense	$126,090	$128,022	$130,058	$144,830	$132,740	$369,073	$407,628	$486,100	$535,650

Net Interest and Dividend Income (Loss)	$(18,552)	$(17,276)	$(22,118)	$(10,606)	$(7,066)	$(63,725)	$(39,790)	$(82,205)	$(57,066)

(l)   This adjustment removes the total segment amount of Realized Performance Revenues.

(m)  This adjustment removes the total segment amount of Realized Performance Compensation.

(n)   This adjustment removes the total segment amount of Realized Principal Investment Income.

(o)   This adjustment adds back Interest Expense on a segment basis, excluding interest expense related to the Tax Receivable Agreements.

(p)   This adjustment adds back Depreciation and Amortization on a segment basis.

Reconciliation of GAAP Shares of Common Stock Outstanding to Distributable Earnings Shares Outstanding

	QTD

	3Q’25	4Q’25	1Q’26	2Q’26	3Q’26

GAAP Shares of Common Stock Outstanding	747,812,724	748,688,068	751,535,403	752,601,287	760,147,136

Unvested Participating Common Shares	34,915,679	34,494,942	33,961,624	47,333,292	39,575,922

Total Participating Common Shares	782,728,403	783,183,010	785,497,027	799,934,579	799,723,058

Participating Partnership Units	446,455,699	445,586,312	444,672,720	443,878,452	443,682,239

Distributable Earnings Shares Outstanding	1,229,184,102	1,228,769,322	1,230,169,747	1,243,813,031	1,243,405,297

Disclosure of Weighted-Average Shares of Common Stock Outstanding
	QTD					YTD		LTM

	3Q’25	4Q’25	1Q’26	2Q’26	3Q’26	3Q’25	3Q’26	3Q’25	3Q’26
Total GAAP Weighted-Average Shares of Common Stock Outstanding—Basic	782,633,394	783,106,052	785,332,239	799,882,459	799,758,418	778,978,328	795,043,881	776,385,092	792,034,893
Weighted-Average Shares of Unvested Deferred Restricted Common Stock	47,741	87,397	964,071	14,976	221,923	233,692	400,323	195,276	322,091
Total GAAP Weighted-Average Shares of Common Stock Outstanding—Diluted	782,681,135	783,193,449	786,296,310	799,897,435	799,980,341	779,212,020	795,444,204	776,580,368	792,356,984

Blackstone | 29

BLACKSTONE’S THIRD QUARTER 2026 GAAP CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

($ in thousands) (unaudited)	3Q’25	4Q’25	1Q’26	2Q’26	3Q’26

Assets

Cash and Cash Equivalents	$2,430,690	$2,631,241	$2,448,485	$2,507,073	$3,037,534

Cash Held by Blackstone Funds and Other	401,558	223,441	261,955	266,230	228,704

Investments	31,528,443	32,212,111	32,747,619	34,587,729	33,853,661

Accounts Receivable	543,209	291,758	572,832	692,055	451,491

Due from Affiliates	5,845,843	6,357,462	6,395,165	6,218,066	6,504,395

Intangible Assets, Net	140,458	131,359	122,324	113,288	104,250

Goodwill	1,890,202	1,890,202	1,890,202	1,890,202	1,890,202

Other Assets	900,582	1,157,719	1,035,171	996,506	1,017,579

Right-of-Use Assets	773,030	757,459	786,276	743,127	723,119

Deferred Tax Assets	2,100,275	2,056,223	2,066,953	1,877,944	1,825,032

Total Assets	$46,554,290	$47,708,975	$48,326,982	$49,892,220	$49,635,967

Liabilities and Equity

Loans Payable	$12,002,650	$12,445,144	$13,280,285	$13,194,730	$13,401,446

Due to Affiliates	3,000,083	3,224,432	3,244,627	3,484,356	3,895,907

Accrued Compensation and Benefits	6,385,958	6,411,389	6,396,285	6,844,156	7,103,730

Operating Lease Liabilities	886,135	861,021	881,566	832,586	792,395

Accounts Payable, Accrued Expenses and Other Liabilities	2,918,023	2,885,817	3,107,508	3,103,164	3,425,889

Total Liabilities	25,192,849	25,827,803	26,910,271	27,458,992	28,619,367

Redeemable Non-Controlling Interests in Consolidated Entities	1,476,212	1,380,503	1,400,419	1,371,083	1,428,451

Equity

Common Stock, $0.00001 par value (760,147,136 shares issued and outstanding as of September 30, 2026)	7	7	7	7	7

Series I Preferred Stock, $0.00001 par value (1 share issued and outstanding as of September 30, 2026)	-	-	-	-	-

Series II Preferred Stock, $0.00001 par value (1 share issued and outstanding as of September 30, 2026)	-	-	-	-	-

Additional Paid-in-Capital	8,214,078	8,479,886	8,710,266	9,051,771	9,240,118

Retained Earnings (Deficit)	184,040	191,641	(323,733)	(18,646)	(383,195)

Accumulated Other Comprehensive Income (Loss)	(5,602)	(6,008)	(15,770)	(18,589)	(18,793)

Non-Controlling Interests in Consolidated Entities	7,162,957	7,224,211	7,226,994	7,104,291	5,916,813

Non-Controlling Interests in Blackstone Holdings	4,329,749	4,610,932	4,418,528	4,943,311	4,833,199
Total Equity	19,885,229	20,500,669	20,016,292	21,062,145	19,588,149

Total Liabilities and Equity	$46,554,290	$47,708,975	$48,326,982	$49,892,220	$49,635,967

See page 31, Reconciliation of GAAP to Non-GAAP Balance Sheet Measures.	Blackstone | 30

RECONCILIATION OF GAAP TO NON-GAAP BALANCE SHEET MEASURES

($ in thousands)	3Q’25	4Q’25	1Q’26	2Q’26	3Q’26

Investments of Consolidated Blackstone Funds	$5,507,078	$5,180,879	$5,189,519	$5,233,815	$4,756,921

Equity Method Investments

Partnership Investments	6,936,411	6,546,190	6,612,536	6,535,521	6,609,697

Accrued Performance Allocations	11,933,738	12,980,356	13,002,955	13,906,754	13,392,126

Corporate Treasury Investments	262,582	359,657	167,389	401,465	168,271

Other Investments	6,888,634	7,145,029	7,775,220	8,510,174	8,926,646

Total GAAP Investments	31,528,443	32,212,111	32,747,619	34,587,729	33,853,661

Accrued Performance Allocations - GAAP	$11,933,738	$12,980,356	$13,002,955	$13,906,754	$13,392,126

Impact of Consolidation (a)	-	-	-	-	-

Due from Affiliates - GAAP (b)	215,647	577,467	204,866	169,131	200,066

Less: Net Realized Performance Revenues (c)	(379,797)	(1,081,738)	(630,610)	(591,552)	(383,514)

Less: Accrued Performance Compensation - GAAP (d)	(5,258,769)	(5,733,563)	(5,577,711)	(6,016,432)	(5,945,428)

Net Accrued Performance Revenues	$6,510,819	$6,742,522	$6,999,500	$7,467,901	$7,263,250

Corporate Treasury and Other Investments - GAAP	$7,151,216	$7,504,686	$7,942,609	$8,911,639	$9,094,917

Impact of Consolidation (a)	932,562	758,128	726,047	671,456	913,879

Other Assets (e)	563,415	409,248	568,481	494,212	222,276

Other Liabilities (f)	(3,417)	(3,357)	(325,313)	(342,730)	(76,393)

Corporate Treasury and Other Investments - Deconsolidated (g)	$8,643,776	$8,668,705	$8,911,824	$9,734,577	$10,154,679

Partnership Investments - GAAP	$6,936,411	$6,546,190	$6,612,536	$6,535,521	$6,609,697

Impact of Consolidation (h)	(3,620,409)	(3,639,431)	(3,662,090)	(3,567,345)	(3,548,484)

GP/Fund Investments - Deconsolidated	$3,316,002	$2,906,759	$2,950,446	$2,968,176	$3,061,213

Loans Payable - GAAP	$12,002,650	$12,445,144	$13,280,285	$13,194,730	$13,401,446

Impact of Consolidation (i)	(328,044)	(126,420)	(90,747)	(123,897)	(442,698)

Outstanding Debt - Carrying Value	11,674,606	12,318,724	13,189,538	13,070,833	12,958,748

Unamortized Discount	120,174	128,096	124,472	120,907	117,352

Outstanding Debt (at par) - Deconsolidated	$11,794,780	$12,446,820	$13,314,010	$13,191,740	$13,076,100

(a)	This adjustment adds back investments in consolidated Blackstone Funds which have been eliminated in consolidation.
(b)	Represents GAAP accrued performance revenue recorded within Due from Affiliates.
(c)	Represents Performance Revenues realized but not yet distributed as of the reporting date and are included in Distributable Earnings in the period they are realized.
(d)	Represents GAAP accrued performance compensation associated with Accrued Performance Allocations and is recorded within Accrued Compensation and Benefits and Due to Affiliates.
(e)	This adjustment adds other assets related to Treasury Operations that are recorded within Accounts Receivable, Other Assets and Due from Affiliates.
(f)	This adjustment adds other liabilities related to Treasury Operations that are recorded within Accounts Payable, Accrued Expenses and Other Liabilities.
(g)

Deconsolidated Other Investments was $9.5 billion as of September 30, 2026, which was comprised of $8.9 billion of liquid investments and $649 million of illiquid investments. The liquid portion of Other Investments relates to public equity securities and other investments held by Blackstone that can be easily converted to cash and may include securities and investments subject to lock-up periods.

(h)

This adjustment removes amounts associated with the ownership of Blackstone consolidated operating partnerships held by non-controlling interests and adds back investments in consolidated Blackstone Funds which have been eliminated in consolidation.

(i)	This adjustment removes amounts related to consolidated Blackstone Funds.

Blackstone | 31

RECONCILIATION OF GAAP TO TOTAL SEGMENTS

	QTD					YTD		LTM

($ in thousands)	3Q’25	4Q’25	1Q’26	2Q’26	3Q’26	3Q’25	3Q’26	3Q’25	3Q’26

Management and Advisory Fees, Net

GAAP	$2,056,248	$2,079,541	$2,148,620	$2,266,006	$2,178,108	$5,996,060	$6,592,734	$7,875,641	$8,672,275

Segment Adjustment (a)	(14,428)	(17,322)	(15,812)	(15,710)	(18,651)	(42,230)	(50,173)	(62,520)	(67,495)

Total Segment	$2,041,820	$2,062,219	$2,132,808	$2,250,296	$2,159,457	$5,953,830	$6,542,561	$7,813,121	$8,604,780

GAAP Realized Performance Revenues to Total Segment Fee Related Performance Revenues

GAAP

Incentive Fees	200,675	390,288	165,419	159,080	172,729	587,914	497,228	992,658	887,516

Investment Income - Realized Performance Allocations	997,296	1,273,077	1,103,173	1,365,175	831,786	2,389,166	3,300,134	4,247,999	4,573,211

GAAP	$1,197,971	$1,663,365	$1,268,592	$1,524,255	$1,004,515	$2,977,080	$3,797,362	$5,240,657	$5,460,727

Total Segment

Less: Realized Performance Revenues	(744,953)	(1,057,432)	(780,494)	(730,885)	(464,386)	(1,758,097)	(1,975,765)	(2,623,177)	(3,033,197)

Segment Adjustment (b)	-	512	-	21	-	-	21	779	533

Total Segment	$453,018	$606,445	$488,098	$793,391	$540,129	$1,218,983	$1,821,618	$2,618,259	$2,428,063

GAAP Compensation to Total Segment Fee Related Compensation

GAAP

Compensation	845,659	925,814	1,166,897	963,026	900,734	2,745,379	3,030,657	3,500,117	3,956,471

Incentive Fee Compensation	61,882	88,628	54,368	49,716	49,280	186,274	153,364	335,550	241,992

Realized Performance Allocations Compensation	354,765	369,626	433,449	565,264	309,755	927,846	1,308,468	1,670,693	1,678,094

GAAP	$1,262,306	$1,384,068	$1,654,714	$1,578,006	$1,259,769	$3,859,499	$4,492,489	$5,506,360	$5,876,557

Total Segment

Less: Realized Performance Compensation	(302,642)	(310,405)	(364,056)	(344,124)	(185,452)	(780,190)	(893,632)	(1,069,785)	(1,204,037)

Less: Equity-Based Compensation - Fee Related Compensation	(296,506)	(345,649)	(549,703)	(345,343)	(323,383)	(1,067,054)	(1,218,429)	(1,345,903)	(1,564,078)

Less: Equity-Based Compensation - Performance Compensation	(5,056)	(12,715)	(11,514)	(8,410)	(5,834)	(17,828)	(25,758)	(22,128)	(38,473)

Segment Adjustment (c)	(11)	13	29	-	(17)	(19,038)	12	(15,678)	25

Total Segment	$658,091	$715,312	$729,470	$880,129	$745,083	$1,975,389	$2,354,682	$3,052,866	$3,069,994

GAAP General, Administrative and Other to Total Segment Other Operating Expenses

GAAP	$383,580	$447,778	$372,821	$409,110	$416,358	$1,076,770	$1,198,289	$1,415,856	$1,646,067

Segment Adjustment (d)	(27,510)	(29,727)	(29,366)	(28,980)	(33,907)	(81,582)	(92,253)	(75,499)	(121,980)

Total Segment	$356,070	$418,051	$343,455	$380,130	$382,451	$995,188	$1,106,036	$1,340,357	$1,524,087

Realized Performance Revenues

GAAP

Incentive Fees	200,675	390,288	165,419	159,080	172,729	587,914	497,228	992,658	887,516

Investment Income - Realized Performance Allocations	997,296	1,273,077	1,103,173	1,365,175	831,786	2,389,166	3,300,134	4,247,999	4,573,211

GAAP	$1,197,971	$1,663,365	$1,268,592	$1,524,255	$1,004,515	$2,977,080	$3,797,362	$5,240,657	$5,460,727

Total Segment

Less: Fee Related Performance Revenues	(453,018)	(606,445)	(488,098)	(793,391)	(540,129)	(1,218,983)	(1,821,618)	(2,618,259)	(2,428,063)

Segment Adjustment (b)	-	512	-	21	-	-	21	779	533

Total Segment	$744,953	$1,057,432	$780,494	$730,885	$464,386	$1,758,097	$1,975,765	$2,623,177	$3,033,197

Blackstone | 32

RECONCILIATION OF GAAP TO TOTAL SEGMENTS – (CONT’D)

	QTD					YTD		LTM

($ in thousands)	3Q’25	4Q’25	1Q’26	2Q’26	3Q’26	3Q’25	3Q’26	3Q’25	3Q’26

Realized Performance Compensation

GAAP

Incentive Fee Compensation	$61,882	$88,628	$54,368	$49,716	$49,280	$186,274	$153,364	$335,550	$241,992

Realized Performance Allocations Compensation	354,765	369,626	433,449	565,264	309,755	927,846	1,308,468	1,670,693	1,678,094

GAAP	$416,647	$458,254	$487,817	$614,980	$359,035	$1,114,120	$1,461,832	$2,006,243	$1,920,086

Total Segment

Less: Fee Related Performance Compensation (e)	(108,949)	(135,134)	(112,247)	(262,446)	(167,749)	(316,102)	(542,442)	(914,330)	(677,576)

Less: Equity-Based Compensation - Performance Compensation	(5,056)	(12,715)	(11,514)	(8,410)	(5,834)	(17,828)	(25,758)	(22,128)	(38,473)

Total Segment	$302,642	$310,405	$364,056	$344,124	$185,452	$780,190	$893,632	$1,069,785	$1,204,037

Realized Principal Investment Income (Loss)

GAAP	$152,652	$262,267	$143,020	$105,585	$119,848	$435,365	$368,453	$519,746	$630,720

Segment Adjustment (f)	(90,117)	(52,390)	(111,047)	(78,086)	(67,249)	(225,499)	(256,382)	(284,267)	(308,772)

Total Segment	$62,535	$209,877	$31,973	$27,499	$52,599	$209,866	$112,071	$235,479	$321,948

GAAP Interest and Dividend Revenue net of Interest Expense to Total Segment Net Interest and Dividend Income (Loss)

GAAP

Interest and Dividend Revenue	107,538	110,746	107,940	134,224	125,941	305,347	368,105	403,894	478,851

Interest Expense	(126,288)	(128,089)	(137,053)	(145,023)	(132,936)	(380,225)	(415,012)	(495,757)	(543,101)

GAAP	$(18,750)	$(17,343)	$(29,113)	$(10,799)	$(6,995)	$(74,878)	$(46,907)	$(91,863)	$(64,250)

Segment Adjustment (g)	198	67	6,995	193	(71)	11,153	7,117	9,658	7,184

Total Segment	$(18,552)	$(17,276)	$(22,118)	$(10,606)	$(7,066)	$(63,725)	$(39,790)	$(82,205)	$(57,066)

This analysis reconciles the components of Total Segment Distributable Earnings (page 3) to their equivalent GAAP measures, reported on the Consolidated Statements of Operations (page 26). Segment basis presents revenues and expenses on a basis that deconsolidates the investment funds Blackstone manages and excludes the amortization of intangibles, the expense of equity-based awards and Transaction-Related and Non-Recurring Items.

(a)

Represents (1) the add back of net management fees earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of amounts attributable to the reimbursement of certain expenses by the Blackstone Funds and certain NAV-based fee arrangements, which are presented on a gross basis under GAAP but as a reduction of Management and Advisory Fees, Net in the Total Segment measures.

(b)	Represents the add back of Performance Revenues earned from consolidated Blackstone Funds which have been eliminated in consolidation.
(c)	Represents the removal of Transaction-Related and Non-Recurring Items that are not recorded in the Total Segment measures.
(d)

Represents the (1) removal of Transaction-Related and Non-Recurring Items that are not recorded in the Total Segment measures, (2) removal of amounts attributable to certain expenses that are reimbursed by the Blackstone Funds and certain NAV-based fee arrangements, which are presented on a gross basis under GAAP but as a reduction of Management and Advisory Fees, Net in the Total Segment measures, and (3) a reduction equal to an administrative fee collected on a quarterly basis from certain holders of Blackstone Holdings Partnership Units which is accounted for as a capital contribution under GAAP, but is reflected as a reduction of Other Operating Expenses in Blackstone’s segment presentation.

(e)	Fee Related Performance Compensation may include Equity-Based Compensation based on Fee Related Performance Revenues.
(f)

Represents (1) the add back of Principal Investment Income, including general partner income, earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of amounts associated with the ownership of Blackstone consolidated operating partnerships held by non-controlling interests.

(g)

Represents (1) the add back of Interest and Dividend Revenue earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of interest expense associated with the Tax Receivable Agreements.

Blackstone | 33

NOTES

Notes to page 4 - Investment Performance and Net Accrued Performance Revenues

▪	The changes in carrying value, fund returns and composite returns presented throughout this presentation represent those of the applicable Blackstone Funds and not those of Blackstone.

▪	Core+ appreciation represents a weighted average of BREIT’s per share appreciation, BEPIF’s per share appreciation, and BPP’s appreciation for the period and does not include BXDC. The returns are weighted based on the average of BREIT’s monthly net asset values, BEPIF’s monthly net asset values, and the average of BPP’s net asset value.

▪	Throughout this presentation, Secondaries reflects Strategic Partners and GP Stakes unless otherwise indicated. Results for the Secondaries business refer to the appreciation of the Strategic Partners funds and do not include results for GP Stakes. Strategic Partners results are reported on a three-month lag from fund financial statements, which generally report underlying investments on a same-quarter basis, if available. As a result, the appreciation presented herein does not include the impact of economic and market activity in the current quarter. Current market activity is expected to affect reported results in upcoming quarters.

▪	Throughout this presentation, Infrastructure refers to our infrastructure-focused funds, including Blackstone Infrastructure Partners’ funds (“BIP”) and Blackstone Infrastructure Strategies Fund Program (“BXINFRA”). AUM, inflows, and related metrics for Infrastructure refer to BIP and the portion of BXINFRA assets that are managed in Infrastructure. Infrastructure appreciation represents a weighted average of BIP’s appreciation and BXINFRA’s per share appreciation for the period. The returns are weighted based on the average of BIP’s quarterly net asset value and the average of BXINFRA’s monthly net asset values.

▪	Private Credit returns include the Flagship commingled funds across the opportunistic lending, global middle market direct lending funds (including BXSL, BCRED, and ECRED strategies), stressed/distressed strategies, and non-investment grade infrastructure and asset based credit strategies. Separately managed accounts, funds with a limited number of limited partners that are not broadly marketed, inactive investment strategies, unlevered funds within a strategy that has designated levered and unlevered sleeves, and Multi-Asset Credit strategies are excluded. Liquid Credit returns include CLOs, closed-ended funds, open-ended funds and separately managed accounts. Only fee-earning funds exceeding $100 million of fair value at the beginning of each respective quarter-end are included. Funds in liquidation, funds investing primarily in investment grade corporate credit and asset-based finance are excluded. Blackstone Funds that were contributed to Blackstone Credit as part of Blackstone’s acquisition of Blackstone Credit, formerly known as GSO, in March 2008 and the pre-acquisition date performance for funds and vehicles acquired by Blackstone Credit subsequent to March 2008, are also excluded.

▪	The Absolute Return Composite gross and net returns are based on the Multi-Asset Investing (“BXMA”) Absolute Return Composite, which includes only BXMA-managed commingled and customized multi-manager funds and accounts and does not include BXMA’s liquid solutions group, seeding, multi-strategy, and advisory (non-discretionary) platforms, except for investments by Absolute Return funds directly into those platforms. BXMA-managed funds in liquidation and, in the case of net returns, non fee-paying assets are also excluded. The funds/accounts that comprise the Absolute Return Composite are not managed within a single fund or account and are managed with different mandates. There is no guarantee that BXMA would have made the same mix of investments in a stand-alone fund/account. The Absolute Return Composite is not an investible product and, as such, the performance of the Absolute Return Composite does not represent the performance of an actual fund or account.

Notes to page 10 – Real Estate Segment Highlights

▪	BREIT capital raised includes net offering proceeds raised from a Delaware statutory trust (“DST”) program to issue and sell beneficial interests in DSTs holding real properties.

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NOTES – (CONT’D)

Notes to page 11 – Private Equity Segment Highlights

▪	BXPE represents the aggregate BXPE fund platform, which comprises both U.S. and non-U.S. vehicles. BXINFRA represents the aggregate BXINFRA fund platform, which comprises both U.S. and non-U.S. vehicles. BXPE and BXINFRA capital raised include amounts allocated to other strategies. Secondaries appreciation excludes GP Stakes.

Notes to page 17 – Deconsolidated Balance Sheet Highlights

▪	GP/Fund Investments include Blackstone investments in Real Estate, Private Equity, Credit & Insurance, and Multi-Asset Investing, which were $722 million, $1.8 billion, $352 million, and $150 million, respectively, as of September 30, 2026. Cash and Net Investments per share amounts are calculated using period end DE Shares Outstanding (see page 24, Share Summary).

Notes to page 23 – Shareholder Dividends

▪	DE Before Certain Payables represents Distributable Earnings before the deduction for the payable under the Tax Receivable Agreements and tax expense (benefit) of wholly owned subsidiaries. Common shareholders receive tax benefits from deductions taken by Blackstone’s corporate tax paying subsidiaries and bear responsibility for the deduction from Distributable Earnings of the payable under the Tax Receivable Agreements and certain other tax-related payables.

▪	Per Share calculations are based on end of period Participating Common Shares (page 24, Share Summary); actual dividends are paid to shareholders as of the applicable record date.

▪	Retained capital is withheld pro rata from common shareholders and Blackstone Holdings Partnership unitholders. Common shareholders’ share was $160 million for 3Q’26 and $501 million for 3Q’26 YTD.

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DEFINITIONS AND DIVIDEND POLICY

Blackstone discloses the following operating metrics and financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“non-GAAP”) in this presentation:

▪	Segment Distributable Earnings, or “Segment DE”, is Blackstone’s segment profitability measure used to make operating decisions and assess performance across Blackstone’s four segments. Segment DE represents the net realized earnings of Blackstone’s segments and is the sum of Fee Related Earnings and Net Realizations for each segment. Blackstone’s segments are presented on a basis that deconsolidates Blackstone Funds, eliminates non-controlling ownership interests in Blackstone’s consolidated operating partnerships, removes the amortization of intangible assets and removes Transaction-Related and Non-Recurring Items. Segment DE excludes unrealized activity and is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Income (Loss) Before Provision (Benefit) for Taxes.

–	Net Realizations is presented on a segment basis and is the sum of Realized Principal Investment Income and Realized Performance Revenues (which refers to Realized Performance Revenues excluding Fee Related Performance Revenues), less Realized Performance Compensation (which refers to Realized Performance Compensation excluding Fee Related Performance Compensation and Equity-Based Performance Compensation).

–	Segment Revenues represent Management and Advisory Fees, Net, Fee Related Performance Revenues, Realized Performance Revenues and Realized Principal Investment Income.

▪	Distributable Earnings, or “DE”, is derived from Blackstone’s segment reported results. DE is used to assess performance and amounts available for dividends to Blackstone shareholders, including Blackstone personnel and others who are limited partners of the Blackstone Holdings Partnerships. DE is the sum of Segment DE plus Net Interest and Dividend Income (Loss) less Taxes and Related Payables. DE excludes unrealized activity and is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Income (Loss) Before Provision (Benefit) for Taxes.

–	Net Interest and Dividend Income (Loss) is presented on a segment basis and is equal to Interest and Dividend Revenue less Interest Expense, adjusted for the impact of consolidation of Blackstone Funds, and interest expense associated with the Tax Receivable Agreements.

–	Taxes and Related Payables represent the total GAAP tax provision adjusted to include only the current tax provision (benefit) calculated on Income (Loss) Before Provision (Benefit) for Taxes and including the payable under the Tax Receivable Agreements. Further, the current tax provision utilized when calculating Taxes and Related Payables and DE reflects the benefit of deductions available to the company on certain expense items that are excluded from the underlying calculation of Segment DE and Total Segment Distributable Earnings, such as equity-based compensation charges and certain Transaction-Related and Non-Recurring Items where there is a current tax provision or benefit. The economic assumptions and methodologies that impact the implied income tax provision are the same as those methodologies and assumptions used in calculating the current income tax provision for Blackstone’s consolidated statements of operations under U.S. GAAP, excluding the impact of divestitures and accrued tax contingency related liabilities or refunds which are reflected when paid or received. The payable under the Tax Receivable Agreements reflects the expected amount of tax savings generated in the period that holders of the Tax Receivable Agreements are entitled to receive in future periods. Management believes that including the amount payable under the Tax Receivable Agreements and utilizing the current income tax provision adjusted as described above when calculating DE is meaningful as it increases comparability between periods and more accurately reflects earnings that are available for distribution to shareholders.

▪	Fee Related Earnings, or “FRE”, is a performance measure used to assess Blackstone’s ability to generate profits from revenues that are measured and received on a recurring basis and not subject to future realization events. FRE equals management and advisory fees (net of management fee reductions and offsets) plus Fee Related Performance Revenues, less (a) Fee Related Compensation on a segment basis, and (b) Other Operating Expenses. FRE is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Income (Loss) Before Provision (Benefit) for Taxes.

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DEFINITIONS AND DIVIDEND POLICY – (CONT’D)

–	Fee Related Compensation is presented on a segment basis and refers to the compensation expense, excluding Equity-Based Compensation, directly related to (a) Management and Advisory Fees, Net and (b) Fee Related Performance Revenues, referred to as Fee Related Performance Compensation.

–	Fee Related Performance Revenues refers to the realized portion of Performance Revenues from Perpetual Capital that are (a) measured and received on a recurring basis, and (b) not dependent on realization events from the underlying investments.

–	Other Operating Expenses is presented on a segment basis and is equal to General, Administrative and Other Expenses, adjusted to (a) remove the Transaction-Related and Non-Recurring Items that are not recorded in the Total Segment measures, (b) remove certain expenses reimbursed by the Blackstone Funds which are netted against Management and Advisory Fees, Net in Blackstone’s segment presentation, and (c) give effect to an administrative fee collected on a quarterly basis from certain holders of Blackstone Holdings Partnership Units. The administrative fee is accounted for as a capital contribution under GAAP, but is reflected as a reduction of Other Operating Expenses in Blackstone’s segment presentation.

–	Perpetual Capital refers to the component of assets under management with an indefinite term, that is not in liquidation, and for which there is no requirement to return capital to investors through redemption requests in the ordinary course of business, except where funded by new capital inflows or where required redemption requests are limited in quantum. Includes co-investment capital with an investor right to convert into Perpetual Capital.

–	FRE Margin is calculated by dividing Fee Related Earnings by Fee Related Revenues (defined as the sum of Total Segment Management and Advisory Fees, Net and Fee Related Performance Revenues).

▪	Adjusted Earnings Before Interest, Taxes and Depreciation and Amortization, or “Adjusted EBITDA”, is a supplemental measure used to assess performance derived from Blackstone’s segment results and may be used to assess its ability to service its borrowings. Adjusted EBITDA represents Distributable Earnings plus the addition of (a) Interest Expense on a segment basis, (b) Taxes and Related Payables, and (c) Depreciation and Amortization. Adjusted EBITDA is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Income (Loss) Before Provision (Benefit) for Taxes.

▪	Performance Revenues collectively refers to: (a) Incentive Fees, and (b) Performance Allocations.

▪	Performance Compensation collectively refers to: (a) Incentive Fee Compensation, and (b) Performance Allocations Compensation.

–	Performance Compensation reflects, pursuant to an ongoing compensation program, an increase in the aggregate Realized Performance Compensation paid to certain of our professionals above the amounts allocable to them based upon the percentage participation in the relevant performance plans previously awarded to them. The expectation is that for the full year 2026, Fee Related Compensation will be decreased by the total amount of additional Performance Compensation awarded for the year. The program, which typically has an impact on individual quarters based on the estimated amounts for the full year, does not impact Income Before Provision (Benefit) for Taxes and Distributable Earnings for the full year. For 3Q’26 QTD, the increase to Realized Performance Compensation was less than the decrease to Fee Related Compensation, which favorably impacted Distributable Earnings for the current year quarter. For 3Q’26 YTD, 3Q’25 QTD and 3Q’25 YTD, the increase to Realized Performance Compensation was greater than the decrease to Fee Related Compensation, which negatively impacted Distributable Earnings for the current year YTD period and both the prior year quarter and YTD periods.

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DEFINITIONS AND DIVIDEND POLICY – (CONT’D)

▪	Transaction-Related and Non-Recurring Items arise from corporate actions including acquisitions, divestitures, Blackstone’s initial public offering, and non-recurring gains, losses, or other charges, if any. They consist primarily of equity-based compensation charges, gains and losses on contingent consideration arrangements, changes in the balance of the Tax Receivable Agreements resulting from a change in tax law or similar event, transaction costs, gains or losses associated with these corporate actions, and non-recurring gains, losses or other charges that affect period-to-period comparability and are not reflective of Blackstone’s operational performance.

▪	Private Wealth AUM refers to the portion of assets under management attributable to the individual investor channel and comprises (a) all Assets Under Management in vehicles or share classes of vehicles, in each case that are primarily targeted to the individual investor channel (including parallel or related vehicles) and (b) Assets Under Management attributable only to individual investors (including through private wealth distribution agreements) in vehicles that are not primarily targeted to the individual investor channel.

Dividend Policy. Blackstone’s intention is to pay to holders of common stock a quarterly dividend representing approximately 85% of Blackstone Inc.’s share of Distributable Earnings, subject to adjustment by amounts determined by Blackstone’s board of directors to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and funds, to comply with applicable law, any of its debt instruments or other agreements, or to provide for future cash requirements such as tax-related payments, clawback obligations and dividends to shareholders for any ensuing quarter. The dividend amount could also be adjusted upward in any one quarter. All of the foregoing is subject to the qualification that the declaration and payment of any dividends are at the sole discretion of Blackstone’s board of directors and our board of directors may change our dividend policy at any time, including, without limitation, to reduce such quarterly dividends or even to eliminate such dividends entirely.

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FORWARD-LOOKING STATEMENTS

This presentation may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to, among other things, our operations, taxes, earnings and financial performance, share repurchases and dividends. You can identify these forward-looking statements by the use of words such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “scheduled,” “estimates,” “anticipates,” “opportunity,” “leads,” “forecast,” “possible” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, as such factors may be updated from time to time in our subsequent filings with the United States Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report and in our other periodic filings. The forward-looking statements speak only as of the date of this report, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This presentation does not constitute an offer of any Blackstone Fund.

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